Sales Report:Supplement No. 37 dated Sep 20, 2010 to Prospectus dated Jul 26, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 26, 2010 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 26, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 428946
This series of Notes was issued and sold upon the funding of the borrower loan #44446, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,600.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%	Auction start date:	Aug-30-2010
				Auction end date:	Sep-06-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$117.61
Final lender yield:	20.00%	Final borrower rate/APR:	21.00% / 24.41%	Final monthly payment:	$97.96

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	19.43%
Lender servicing fee:	1.00%	Estimated return:	0.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Oct-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-659 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	3y 9m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$398	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	53%
		Homeownership:	No
Screen name:	sarbare78	Borrower's state:	Colorado	Borrower's group:	1st and BEST for Loans
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	32 ( 100% )	640-659 (Latest)
Principal borrowed:	$3,500.00	< 31 days late:	0 ( 0% )	640-659 (Dec-2007)
Principal balance:	$482.16	31+ days late:	0 ( 0% )
Total payments billed:	32
Description
Daughter Dental Work
Purpose of loan: I am a hard working person who has been working since I was 13. My father taught me the value of a buck. My parents are the reason for where I am today, and I am grateful for everything they have done and taught me in life.?I run a daycare out of my home and also clean houses on the weekends. My daughter is having dental work done and we have to come up $5500 because of her age we have to go to the hospital to get her sedated and our ins will not cover the hospital visit. We have most of it saved but we are a little short, and this has to be all upfront before we can get them fixed. I will be?also use this to pay off my other prosper loan which has a balance of $482.82. I know this is a lot for a child that is going to lose her teeth. But if we don't do it they could?damage her permanent teeth. Also my credit dropped a little due to fraud. I was in the 780 in February 2010. I have put a fraud alert on my credit and I am taking care of getting the things off my credit, but it?s a process.?I pay all my bills on time and usually pay more than the amount due.? As you can see I have always paid on time on my first prosper loan. So if anyone can help I thank you in advance for helping me take care of this.

Monthly expenses: $ 2000? (does not include husbands $3000)
?Housing: $ 1050.00
?Insurance: $ 104.00
?Car expenses: $ 312.44 (I get fuel reimbursed thru state daycare but included $100 in exp)
?Utilities: $ 150
?Phone, cable, internet: $ 115
?Food, entertainment: $ 200 (I get a food allowance of $300 thru state daycare)
?Clothing, household expenses $ 150 (household items)
?Credit cards and other loans: $ 200
?Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: oh-- do you really need to take out a loan at 34%? Can't you finance it on a credit card (at a lower rate)? I hate to loan at such a high rate to folks like you. Can't the hospital set up payment plan? I'll add at a lower rate. - mclean_loaner
A: I have 2 cc both with 0 balances. 1 500 limit @ 29.99% and my 1st 250 @ 20.55% (both limits per my request) When we got our taxes back we paid off and closed all our cc but 2. I thought about using those but to be truthfully honest. I came up with I would rather give other hardworking individuals my money/interest than to give it to a corporation. No the hospital said before I can do the surgery it has to be paid upfront and the 34% is what prosper started me at. (Sep-03-2010)
Q: Last year my son, 4yr old, had 3 root canals and 8 fillings done. His saliva does not break down food. We had him also put under but went to a specialist at her office not the hospital. Ins paid for all but $1,500. Double check on this. - CaliforniaSun
A: We have gone to four different dentist tring to find someone that will do it in there office and unfortunatley since my daughter only weighs 25 lb no one will (Sep-04-2010)
Q: Hi, Are you still planning to expand your daycare center? If yes, will you have other bills such as hiring helpers, buying more furniture, buying or renting a bigger place...etc? Do you have reserves to do that? Thanks, - p2ploan-sensation211
A: we have already expanded my center which is out of my home. So no I will not have anymore expenses (Sep-04-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

mclean_loaner	$50.00	$50.00	9/1/2010 7:24:33 PM
CoolPlexer	$25.00	$25.00	9/2/2010 5:31:03 PM
deepblue34	$30.00	$30.00	9/3/2010 4:00:07 PM
kaianja	$50.00	$50.00	9/3/2010 7:32:28 PM
Top_Gun_Lender	$26.00	$26.00	9/3/2010 9:55:13 PM
jhouman	$25.00	$25.00	9/4/2010 12:31:19 AM
biofred	$25.00	$25.00	9/4/2010 4:50:51 AM
bball_bandit	$25.00	$25.00	9/4/2010 8:28:50 AM
AustinAmerica	$25.00	$25.00	9/4/2010 8:48:44 AM
Drivindabus	$25.00	$25.00	9/4/2010 10:00:21 AM
jhernand17	$25.00	$25.00	9/4/2010 10:02:07 AM
justice-magnate	$25.00	$25.00	9/4/2010 12:51:25 PM
PeterPsych	$300.00	$98.42	9/4/2010 1:32:04 PM
Moe87	$25.00	$25.00	9/4/2010 2:46:24 PM
thegreatstrafe	$25.00	$25.00	9/4/2010 4:21:38 PM
snm2001	$25.00	$25.00	9/4/2010 6:29:06 PM
turbobunny	$50.00	$50.00	9/4/2010 9:09:53 PM
ustfu	$25.00	$25.00	9/5/2010 12:00:34 AM
sportcraft18	$60.00	$60.00	9/5/2010 7:02:00 AM
Montiesholdings	$25.00	$25.00	9/5/2010 8:13:43 AM
LittleMingo	$30.00	$30.00	9/5/2010 8:41:18 AM
loanman2007	$125.00	$125.00	9/5/2010 7:24:00 AM
eboomer2611	$25.00	$25.00	9/5/2010 11:22:29 AM
FinanceEngine	$25.00	$25.00	9/5/2010 9:17:40 AM
Bob450	$27.00	$27.00	9/5/2010 9:27:03 AM
shrewd-income	$50.00	$50.00	9/5/2010 11:59:03 AM
pmj453	$25.00	$25.00	9/5/2010 6:00:54 PM
samseth	$25.00	$25.00	9/5/2010 6:14:22 PM
well-rounded-return3	$25.00	$25.00	9/5/2010 11:42:04 PM
p2ploan-sensation211	$50.00	$50.00	9/6/2010 8:30:22 AM
Fillinganeed	$25.00	$25.00	9/6/2010 11:30:42 AM
ultimate-peace	$33.00	$33.00	9/6/2010 1:37:41 PM
aquistoyraul	$25.00	$25.00	9/6/2010 3:38:19 PM
JerryB96	$25.00	$25.00	9/6/2010 3:46:04 PM
good4loan	$50.00	$50.00	8/31/2010 2:41:05 PM
Aberdeen	$400.00	$400.00	8/31/2010 8:08:34 PM
golffish2	$100.00	$100.00	9/3/2010 7:53:59 AM
golffish2	$100.00	$100.00	9/3/2010 10:34:32 AM
jeffe43	$50.00	$50.00	9/3/2010 3:03:28 PM
Nailman88	$50.00	$50.00	9/3/2010 3:16:59 PM
well-rounded-return3	$25.00	$25.00	9/3/2010 3:36:25 PM
Red-Bull-One	$25.00	$25.00	9/3/2010 7:12:28 PM
point-mastery	$50.00	$50.00	9/3/2010 10:29:00 PM
healingangel22	$25.00	$25.00	9/4/2010 7:35:58 AM
santhana	$55.48	$55.48	9/4/2010 11:57:34 PM
khamlagirl	$25.00	$25.00	9/5/2010 8:19:27 AM
bullish2bearish	$50.00	$50.00	9/5/2010 12:14:07 PM
helpwithoutbanks	$25.75	$25.75	9/5/2010 5:29:43 PM
good4loan	$50.00	$50.00	9/5/2010 11:29:15 PM
Lubava	$50.00	$50.00	9/6/2010 7:12:20 AM
McDeeter	$25.00	$25.00	9/6/2010 8:49:06 AM
aloantime07	$25.00	$25.00	9/6/2010 9:11:05 AM
kf88	$25.00	$25.00	9/6/2010 10:38:22 AM
motivator72	$25.00	$25.00	9/6/2010 12:06:57 PM
sudeep104	$34.35	$34.35	9/6/2010 1:32:53 PM
uvm1978	$80.00	$80.00	9/6/2010 11:58:38 AM
benefit-javelin	$25.00	$25.00	9/6/2010 3:45:25 PM
p2ploan-sensation211	$25.00	$25.00	9/6/2010 3:51:27 PM
58 bids
Borrower Payment Dependent Notes Series 473796
This series of Notes was issued and sold upon the funding of the borrower loan #44449, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,200.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%	Auction start date:	Aug-31-2010
				Auction end date:	Sep-07-2010

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$128.50
Final lender yield:	22.80%	Final borrower rate/APR:	23.80% / 27.27%	Final monthly payment:	$125.21

Auction yield range:	10.89% - 24.75%	Estimated loss impact:	10.36%
Lender servicing fee:	1.00%	Estimated return:	12.44%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Feb-1979	Debt/Income ratio:	19%
Credit score:	780-799 (Aug-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 10	Length of status:	26y 10m
Amount delinquent:	$0	Total credit lines:	40	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$23,863	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	64%
		Homeownership:	Yes
Screen name:	lbbeagles	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	11 ( 92% )	780-799 (Latest)
Principal borrowed:	$50,000.00	< 31 days late:	1 ( 8% )	760-779 (Jan-2010) 720-739 (Jan-2008)
Principal balance:	$21,517.25	31+ days late:	0 ( 0% )
Total payments billed:	12
Description
Building a Storage Shed
Purpose of loan:
This loan will be used to build a storage shed on my home property.
My financial situation:
I am a good candidate for this loan because I have a great Credit Score and I have worked for the same company for 27 years.
Monthly net income: $ 10,100

Monthly expenses: $ 5400
??Housing: $ 2400
??Insurance: $ 150
??Car expenses: $ 0 (company car)
??Utilities: $ 250
??Phone, cable, internet: $ 200
??Food, entertainment: $ 500
??Clothing, household expenses $ 400
??Credit cards and other loans: $ 1000
??Other expenses: $ 500
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

loyalist1	$100.00	$100.00	8/31/2010 2:41:41 PM
enthusiastic-balance5	$50.00	$50.00	8/31/2010 2:49:53 PM
JohnSmallberries	$25.00	$25.00	8/31/2010 4:32:53 PM
loanman2007	$50.00	$50.00	9/1/2010 6:17:39 AM
rf7949	$25.00	$25.00	9/3/2010 5:46:44 AM
grnii78	$100.00	$100.00	9/3/2010 2:35:18 PM
sweet-bonus	$25.00	$25.00	9/3/2010 8:39:30 PM
cognizant-rate732	$50.00	$50.00	9/4/2010 1:13:41 PM
labyrinth0	$25.00	$25.00	9/4/2010 9:43:07 PM
cashhelp	$25.00	$25.00	9/4/2010 9:43:43 PM
loss-of-control	$25.00	$25.00	9/5/2010 1:50:01 PM
loss-of-control	$50.00	$50.00	9/5/2010 1:49:40 PM
twjh	$25.00	$25.00	9/6/2010 11:17:15 AM
FinanceEngine	$25.00	$25.00	9/6/2010 1:29:17 PM
commerce-proton1	$25.00	$25.00	9/6/2010 4:59:24 PM
whatreality	$31.37	$31.37	9/7/2010 6:12:29 AM
head	$25.00	$25.00	9/7/2010 6:52:35 AM
red-favorable-basis	$25.00	$10.98	9/7/2010 9:03:03 AM
credit-coach118	$25.00	$25.00	9/7/2010 9:03:22 AM
leverage-monger	$25.00	$25.00	9/7/2010 9:29:43 AM
testguy	$25.00	$25.00	9/7/2010 9:16:12 AM
benefit-boots	$25.00	$25.00	9/7/2010 10:50:00 AM
investment-party	$35.60	$35.60	9/7/2010 11:46:17 AM
five-star-note	$75.00	$75.00	9/7/2010 12:01:30 PM
12Knocksinna	$33.10	$33.10	9/7/2010 12:58:48 PM
durable-investment8	$30.00	$30.00	9/7/2010 12:15:45 PM
geophreigh	$25.00	$25.00	9/7/2010 2:00:18 PM
Grandmahoneybee	$25.00	$25.00	9/7/2010 1:40:47 PM
Bob450	$30.00	$30.00	9/7/2010 2:30:06 PM
aquistoyraul	$25.00	$25.00	9/7/2010 2:38:43 PM
balanced-balance6	$25.00	$25.00	9/7/2010 2:40:26 PM
ethicalhumanist	$25.00	$25.00	8/31/2010 2:42:35 PM
top-courteous-peso	$50.00	$50.00	8/31/2010 2:47:54 PM
DasMula	$25.00	$25.00	9/1/2010 10:16:11 AM
Moe87	$25.00	$25.00	9/2/2010 6:17:01 PM
liberty-thinker	$25.00	$25.00	9/2/2010 7:31:46 PM
abnvette	$25.00	$25.00	9/3/2010 2:57:46 AM
mercuriant	$25.00	$25.00	9/3/2010 12:20:44 PM
kendigme	$27.88	$27.88	9/3/2010 5:29:32 PM
northern_paddler	$40.85	$40.85	9/4/2010 8:00:04 AM
seineil	$25.00	$25.00	9/5/2010 1:11:35 AM
outofoffice	$25.00	$25.00	9/5/2010 1:29:38 PM
rmpedi33	$50.00	$50.00	9/5/2010 9:10:03 PM
freedom3	$1,144.74	$1,144.74	9/6/2010 7:42:49 AM
grammaspurse	$25.00	$25.00	9/6/2010 7:53:47 AM
principal-star	$25.00	$25.00	9/6/2010 11:14:01 AM
gjm6d	$25.00	$25.00	9/6/2010 2:21:51 PM
nethosters	$25.00	$25.00	9/6/2010 5:19:16 PM
PropertyInvest	$25.00	$25.00	9/6/2010 6:24:08 PM
Red-Bull-One	$25.00	$25.00	9/6/2010 6:32:23 PM
phaded	$25.00	$25.00	9/6/2010 8:01:42 PM
kendigme	$28.51	$28.51	9/7/2010 3:22:17 AM
malomar66	$45.00	$45.00	9/6/2010 8:55:48 PM
Leshan	$47.74	$47.74	9/7/2010 8:37:34 AM
social-zebra	$26.00	$26.00	9/7/2010 7:56:44 AM
paradisenow	$25.00	$25.00	9/7/2010 9:09:45 AM
quest0	$33.92	$33.92	9/7/2010 11:35:10 AM
Rulea72	$50.00	$50.00	9/7/2010 12:39:41 PM
WonByOne	$25.00	$25.00	9/7/2010 11:47:43 AM
amlu1988	$25.00	$25.00	9/7/2010 1:47:05 PM
Shamrock731	$34.31	$34.31	9/7/2010 12:20:00 PM
grampy48	$25.00	$25.00	9/7/2010 2:08:44 PM
yield-cologne	$25.00	$25.00	9/7/2010 2:21:50 PM
good4loan	$25.00	$25.00	9/7/2010 2:37:56 PM
64 bids
Borrower Payment Dependent Notes Series 474342
This series of Notes was issued and sold upon the funding of the borrower loan #44452, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,800.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%	Auction start date:	Sep-03-2010
				Auction end date:	Sep-10-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$171.90
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.72%	Final monthly payment:	$171.90

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Jul-1990	Debt/Income ratio:	7%
Credit score:	640-659 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	2 / 2	Length of status:	7y 11m
Amount delinquent:	$135	Total credit lines:	22	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$943	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	hstrygeek	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	27 ( 71% )	640-659 (Latest)
Principal borrowed:	$4,800.00	< 31 days late:	11 ( 29% )	620-639 (May-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	38
Description
REPAID FIRST LOAN, good borrower
Purpose of loan:? I am a proven Prosper borrower who needs a new loan to consolidate some debt incurred while replacing a furnace in our home.? We bought a home in December and as luck would have it, two months later it needed a new furnace.? We had improved our credit to get a great deal on the home, but have not been in it long enough to borrow against the equity that we have (bank says we need to be in the home a year).??The one account listed as delinquent will be cleared up with this loan (we had to pay for?the furnace and?some car repairs, which caused us to get behind on one account).?

My financial situation:? Things are great for our family right now.? Our credit score continues to rise, as indicated above, and I have been at my current job for 8 years. I have only switched jobs once in the past 12 years and currently qualify for a bonus again at the end of this year.?? Unfortunately, I can't wait until then to pay off this debt.?

Monthly net income: $? 4000?

Monthly expenses: $ 3200
??Housing: $ 1400 mortgage payment
??Insurance: $ 150?
??Car expenses: $ 150 (own cars- no payments!!!)
??Utilities: $ 350
??Phone, cable, internet: $ 150
??Food, entertainment: $ 550
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 300?

We have 4 kids, so?there are usually things like school lunches, sports fees and other misc stuff- but I have enough of a buffer to still aford this loan.??I am hoping that having previously paid off a Prosper loan shows that I am committed to finishing what I start.?

Thanks!

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I would like to know the circumstances of the 11 payments that were <31 days late Thanks! - illinois_joe
A: It's embarrassing to see that many late payments, but those payments were only a day or two late, never more than that. At one point during the loan we switched banks and were having issues with direct deposit, leading us to having to manually deposit my paycheck. Some days it posted on time, sometimes it was held a day or two longer than we thought. We finally got overdraft protection in place. All of those issues have been resolved and we have a great credit union that we use. (Sep-03-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Jasmel	$100.00	$100.00	9/3/2010 6:38:35 PM
UCLA4life	$43.60	$43.60	9/4/2010 9:27:16 PM
Rogelio48	$30.00	$30.00	9/6/2010 4:52:33 PM
YoungTaxMan	$25.00	$25.00	9/6/2010 5:33:46 PM
myutmost	$38.84	$38.84	9/7/2010 7:23:10 AM
YoungTaxMan	$200.00	$200.00	9/8/2010 2:59:54 PM
zone6	$100.00	$100.00	9/8/2010 5:37:26 PM
enthusiastic-balance5	$50.00	$50.00	9/9/2010 8:19:07 AM
innovator2	$48.56	$48.56	9/9/2010 1:26:32 PM
mrxtravis	$43.06	$43.06	9/9/2010 2:59:49 PM
cunning-bill	$25.00	$25.00	9/9/2010 3:25:03 PM
Jasmel	$111.37	$111.37	9/9/2010 10:51:49 PM
El_Mata_Culebra	$268.36	$268.36	9/10/2010 3:22:55 AM
the-serene-transaction	$38.59	$38.59	9/10/2010 12:47:35 AM
El_Mata_Culebra	$25.00	$25.00	9/10/2010 6:37:00 AM
gain-implementer	$400.00	$400.00	9/10/2010 9:05:41 AM
Kash2010lu	$50.00	$50.00	9/10/2010 10:27:38 AM
Lubava	$75.65	$75.65	9/10/2010 12:06:06 PM
marwadi-62	$100.00	$100.00	9/10/2010 1:26:48 PM
innovator2	$51.00	$51.00	9/10/2010 12:34:04 PM
listing-bada-bing	$50.00	$50.00	9/10/2010 1:03:13 PM
lucrative-coin	$50.00	$50.00	9/10/2010 2:03:47 PM
WonByOne	$50.00	$50.00	9/10/2010 2:25:42 PM
YoungTaxMan	$310.00	$293.12	9/10/2010 2:39:26 PM
illinois_joe	$25.00	$25.00	9/3/2010 7:46:33 PM
YoungTaxMan	$300.00	$300.00	9/8/2010 2:59:01 PM
FarmersBank	$25.00	$25.00	9/9/2010 1:34:37 PM
BrighterSuns	$25.00	$25.00	9/9/2010 2:44:12 PM
penny-plato	$50.00	$50.00	9/9/2010 3:40:21 PM
bobd32	$25.00	$25.00	9/9/2010 4:56:29 PM
Sudoku	$131.62	$131.62	9/10/2010 1:09:25 AM
Mark-M	$25.00	$25.00	9/10/2010 6:13:13 AM
oath163	$30.00	$30.00	9/10/2010 7:20:58 AM
WeshaTheLeopard	$25.00	$25.00	9/10/2010 10:45:20 AM
El_Mata_Culebra	$371.23	$371.23	9/10/2010 11:28:15 AM
beans53	$25.00	$25.00	9/10/2010 12:06:44 PM
Sudoku	$100.00	$100.00	9/10/2010 12:40:46 PM
YoungTaxMan	$325.00	$325.00	9/10/2010 12:46:07 PM
oath163	$50.00	$50.00	9/10/2010 2:35:39 PM
39 bids
Borrower Payment Dependent Notes Series 474870
This series of Notes was issued and sold upon the funding of the borrower loan #44420, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%	Auction start date:	Sep-09-2010
				Auction end date:	Sep-16-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$158.33
Final lender yield:	24.74%	Final borrower rate/APR:	25.74% / 29.25%	Final monthly payment:	$140.53

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	19.72%
Lender servicing fee:	1.00%	Estimated return:	5.02%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jul-1988	Debt/Income ratio:	31%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	15 / 9	Length of status:	11y 8m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,293	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	82%
		Homeownership:	No
Screen name:	feisty1	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	44 ( 100% )	660-679 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	600-619 (Jul-2009) 560-579 (Dec-2007)
Principal balance:	$1,078.79	31+ days late:	0 ( 0% )
Total payments billed:	44
Description
Paying off credit cards
Purpose of loan:
This loan will be used to? pay off credit cards

My financial situation:
I have had 2 loans through Prosper which have been more than appreciated.? All payments have been on time (or earlier) and my credit score has gone up significantly, which shows I am serious about paying my bills on time.??I would like to take out one last loan to consolidate remaining credit card debt.? Instead of scheduling numerous monthly payments with various payment due dates, having just ONE automatic payment would be quite the blessing!? With your help, I?could?possibly be relieved of those higher interest rates as well.??

I have a secure?union job with plenty of seniority and no threat of a layoff.? I work for a local municipality at?a senior level.? I have no dependents and?I get paid $1300.00 on a bi-weekly basis.??My monthly payments are as follows:

Monthly net income: $ $2600+

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 85
??Car expenses: $ 497 (w/only 7 payments to go)
??Utilities: $ 55
??Phone, cable, internet: $?175
??Food, entertainment: $?200
??Clothing, household expenses?
??Credit cards and other loans: $ 600
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: no housing payment - restless-dime
A: For the most part, I am living with my mother who still owns the 3 bedroom house I grew up in. She is 84 years old now, widowed, and needs assistance. Weekends are spent with my fiance'. Either way, a housing payment isn't in the picture for me any time soon. Thank you for giving me the chance to clarify this however. I appreciate your consideration. (Sep-13-2010)
Q: Hi, Why does your Prosper rating is still low since you already paid 2 loans w/Prosper? Does your daughter work? What are your total debts (any debts that are not included in your listing)? Thanks, - p2ploan-sensation211
A: I have no idea why my Prosper rating is still low. I've had two loans through Prosper. One is paid off, and the other is still being paid down. My credit score has gone up about 100 points since my first listing and I am confused about this myself. That may be a question for Prosper, and not for me. However, my daughter is now 26 and yes she is working. She's chosen to go for her doctorate and helping her go forward is an expense that is not shown. (Sep-15-2010)
Q: Hi, for each credit card, how much do you owe? what is the interest rate? Thanks. - interest88
A: Without pulling up each statement online, I do not have a list of interest rates for every card. I'm am not certain I'd have room for the list if I did the research, being that my response is limited to 500 characters. To summarize, I have 10 - 15 cards with most balances less than $600 to consolidate with this loan. One monthly payment eliminates all of the scheduling and bookkeeping I need to do to manage these cards. My hopes are for a reasonable interest rate at the end of this listing. (Sep-15-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

lendstats_com	$100.00	$100.00	9/9/2010 3:43:23 PM
Aberdeen	$400.00	$400.00	9/13/2010 5:28:36 AM
BankofBeth	$25.00	$25.00	9/14/2010 1:04:41 PM
ustfu	$25.00	$25.00	9/14/2010 3:02:37 PM
simeonthewhale	$30.15	$30.15	9/15/2010 3:41:37 AM
systematic-fairness1	$50.00	$50.00	9/15/2010 12:52:12 PM
jhouman	$25.00	$25.00	9/15/2010 2:58:06 PM
carrinel	$50.00	$50.00	9/15/2010 4:10:48 PM
Leshan	$100.00	$100.00	9/15/2010 7:08:42 PM
golffish2	$100.00	$100.00	9/16/2010 6:03:35 AM
Silverling6	$25.00	$25.00	9/16/2010 7:59:53 AM
wilchik	$30.00	$30.00	9/16/2010 4:54:36 AM
LittleMingo	$30.00	$30.00	9/16/2010 9:43:12 AM
fairness-atmosphere	$25.00	$25.00	9/16/2010 9:54:22 AM
FinanceEngine	$30.00	$30.00	9/16/2010 9:57:55 AM
farchoir	$25.00	$25.00	9/16/2010 7:09:38 AM
Kash2010lu	$25.00	$25.00	9/16/2010 8:01:18 AM
Tahoeman	$25.00	$25.00	9/16/2010 8:32:39 AM
credit-missile	$25.00	$25.00	9/16/2010 11:33:58 AM
fireferd	$35.00	$35.00	9/16/2010 12:29:19 PM
HomerdohNY	$25.00	$25.00	9/16/2010 12:23:53 PM
bughead	$25.00	$25.00	9/16/2010 11:03:25 AM
BrighterSuns	$25.00	$25.00	9/16/2010 11:29:24 AM
credit-missile	$25.00	$25.00	9/16/2010 11:34:34 AM
marwadi-62	$300.00	$300.00	9/16/2010 11:39:01 AM
grampy48	$25.00	$25.00	9/16/2010 1:37:59 PM
mikeandcat	$100.00	$100.00	9/16/2010 1:01:25 PM
dough-rocket	$200.00	$200.00	9/16/2010 1:02:23 PM
DasMula	$25.00	$25.00	9/16/2010 1:10:58 PM
grampy48	$25.00	$3.42	9/16/2010 1:37:31 PM
master648	$35.00	$35.00	9/16/2010 1:45:29 PM
sweety075	$25.00	$25.00	9/16/2010 2:47:02 PM
rockhound84	$50.00	$50.00	9/16/2010 2:09:02 PM
showmethemoney5	$25.00	$25.00	9/16/2010 2:31:41 PM
MoneyForNothing	$26.86	$26.86	9/9/2010 6:37:02 PM
loanman2007	$100.00	$100.00	9/11/2010 11:34:22 AM
CA_Lender	$25.00	$25.00	9/11/2010 5:39:14 PM
golffish2	$100.00	$100.00	9/14/2010 4:35:53 AM
wlm3012	$25.00	$25.00	9/14/2010 3:49:26 PM
funimuni	$25.00	$25.00	9/14/2010 6:31:11 PM
Kash2010lu	$25.00	$25.00	9/14/2010 6:51:48 PM
lookin_up	$50.00	$50.00	9/15/2010 9:12:16 AM
good4loan	$25.00	$25.00	9/15/2010 1:42:57 PM
Astyanax	$60.00	$60.00	9/15/2010 4:34:51 PM
thankful-nickel2	$25.00	$25.00	9/15/2010 6:36:52 PM
Tizzo27	$42.44	$42.44	9/15/2010 6:37:55 PM
Feyenoord	$25.00	$25.00	9/15/2010 8:57:11 PM
Socorro_Capital_Partners	$25.00	$25.00	9/15/2010 10:23:41 PM
draggon77	$25.00	$25.00	9/16/2010 3:26:35 AM
martymaniaman	$77.13	$77.13	9/16/2010 8:18:53 AM
loan-eagle9	$25.00	$25.00	9/16/2010 8:49:39 AM
economy-popcorn	$25.00	$25.00	9/16/2010 10:02:15 AM
DADOF1	$25.00	$25.00	9/16/2010 9:39:11 AM
Phatt-Daddy	$250.00	$250.00	9/16/2010 8:07:41 AM
credit-missile	$25.00	$25.00	9/16/2010 11:33:25 AM
credit-missile	$25.00	$25.00	9/16/2010 11:35:05 AM
ore-dojo	$25.00	$25.00	9/16/2010 11:57:40 AM
KLcapital	$25.00	$25.00	9/16/2010 12:00:18 PM
Hobson	$25.00	$25.00	9/16/2010 12:09:07 PM
neorunner	$25.00	$25.00	9/16/2010 12:31:54 PM
ronin4sale	$25.00	$25.00	9/16/2010 12:40:20 PM
DasMula	$25.00	$25.00	9/16/2010 1:10:16 PM
ddoneday	$25.00	$25.00	9/16/2010 12:09:11 PM
SlickNick	$25.00	$25.00	9/16/2010 1:34:50 PM
I_want_to_help_you	$25.00	$25.00	9/16/2010 1:53:31 PM
investinFla	$50.00	$50.00	9/16/2010 2:27:03 PM
CPAecs	$25.00	$25.00	9/16/2010 2:43:49 PM
rmpedi33	$25.00	$25.00	9/16/2010 1:49:44 PM
icon7	$50.00	$50.00	9/16/2010 2:56:09 PM
69 bids
Borrower Payment Dependent Notes Series 474884
This series of Notes was issued and sold upon the funding of the borrower loan #44432, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Sep-08-2010
				Auction end date:	Sep-15-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$123.28
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$123.28

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jul-1997	Debt/Income ratio:	3%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	1 / 1	Length of status:	4y 0m
Amount delinquent:	$533	Total credit lines:	5	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$123	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	2	Bankcard utilization:	17%
		Homeownership:	No
Screen name:	forceful-silver7	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Yoga Teacher/Second Career
Purpose of loan: The purpose of this loan is to get my yoga teacher certification and then start an integrated fitness training business. I have many of the certifications necessary, but want to make the leap to training full time and would like to complete my yoga teacher training to compliment my other modalities. (I currently teach Pilates)
This loan will be used to?Pay for a comprehensive and internationally recognized yoga teacher training.

My financial situation:I have fair credit that I mucked up in my twenties (I was a professional ballerina and I got injured and couldn't dance/work for a long time, so as a result had to live on credit with no income during my injury) that was almost 8 years ago, but since have worked hard to successfully rid myself of any debt and my income to debt ratio is such that I will be able to handle the loan payments easily (just having a difficult time getting bank approval because of low credit score) I am currently contesting the listed delinquency on my credit report. (Sprint - cellphone that I cancelled) I am working hard to restore and rebuild my credit score and have no desire to get back into debt now that I am free and clear. I have a full time job (not in the performance field) and have been with them for 4 years and have benefits as well. I still do some dancing (freelance) when I can, but it is no longer my primary income source.
I am a good candidate for this loan because? I have the ability to repay it quickly, I have very little debt, and I have the ability to use the training to forward my career as I already have some studios I can teach at once I get this certification. I have taught at various pilates studios in and around NYC with a fully booked roster of clients, and I already have several clients willing to follow me into my own yoga studio venture. I am not planning on leaving my current job until I can make more than what I currently make, which as is, is sufficient to repay this loan amount. My monthly expenses are low and my income is more than enough to make loan payments and still put some of my own money into building a business that will allow me to teach full time again.

Monthly net income: $ $2500

Monthly expenses: $
??Housing: $600
??Insurance: $0
??Car expenses: $0
??Utilities: $25
??Phone, cable, internet: $100
??Food, entertainment: $400
??Clothing, household expenses $100
??Credit cards and other loans: $115
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

EBITDA	$25.00	$25.00	9/8/2010 3:07:30 PM
simplelender80	$100.00	$100.00	9/8/2010 3:07:40 PM
Rogelio48	$30.00	$30.00	9/8/2010 3:12:03 PM
jamiee73	$25.00	$25.00	9/9/2010 7:32:25 AM
soulful-truth	$1,000.00	$930.97	9/9/2010 7:32:54 AM
FinDoc	$25.00	$25.00	9/9/2010 2:46:44 PM
green-exchange-cannon	$25.00	$25.00	9/9/2010 5:35:24 PM
wonderlandkat	$25.00	$25.00	9/9/2010 7:44:46 PM
Fargo109	$25.00	$25.00	9/11/2010 6:32:55 PM
enchanted-silver2	$25.50	$25.50	9/13/2010 7:44:56 AM
green-rapid-openness	$50.00	$50.00	9/13/2010 5:10:24 AM
Catz_aplenty	$25.00	$25.00	9/13/2010 10:27:22 AM
maximus76	$25.00	$25.00	9/13/2010 10:38:03 AM
imoutdoorsy	$25.00	$25.00	9/13/2010 3:35:40 PM
akmikej	$25.00	$25.00	9/13/2010 8:08:46 PM
minnesotafinancial	$25.00	$25.00	9/14/2010 8:05:51 AM
Alwayssail	$25.00	$25.00	9/14/2010 3:04:35 PM
Bob450	$25.00	$25.00	9/14/2010 2:53:18 PM
gjm6d	$25.00	$25.00	9/14/2010 6:50:23 PM
Land_on_your_feet	$25.00	$25.00	9/14/2010 6:51:20 PM
realmoney2007	$50.00	$50.00	9/15/2010 5:04:15 AM
seineil	$25.00	$25.00	9/15/2010 12:28:47 AM
social-zebra	$28.00	$28.00	9/15/2010 6:48:17 AM
himanshuko	$25.00	$25.00	9/15/2010 8:43:41 AM
moola-accelerator6	$25.00	$25.00	9/15/2010 10:10:14 AM
squarebob	$25.00	$25.00	9/15/2010 2:22:35 PM
aquistoyraul	$25.00	$25.00	9/15/2010 2:30:13 PM
cash-prodigy1	$25.00	$25.00	9/15/2010 11:44:36 AM
CACO_Bank	$25.00	$25.00	9/15/2010 12:56:40 PM
rate-negotiator	$25.00	$25.00	9/15/2010 2:12:32 PM
Nerdster1	$25.01	$25.01	9/15/2010 2:52:51 PM
paradisenow	$25.00	$25.00	9/15/2010 2:53:22 PM
yu-rik	$50.00	$50.00	9/15/2010 2:52:56 PM
handshake5	$25.00	$25.00	9/8/2010 3:08:10 PM
danthemon35	$25.00	$25.00	9/8/2010 3:10:25 PM
tech310	$50.00	$50.00	9/8/2010 3:13:47 PM
6moonbeams	$25.00	$25.00	9/8/2010 3:15:27 PM
scoobiedoo	$50.00	$50.00	9/9/2010 11:12:44 AM
SolarMoonshine	$25.00	$25.00	9/9/2010 1:21:11 PM
first-serene-credit	$50.00	$50.00	9/10/2010 8:09:03 AM
boo_hoo	$50.00	$50.00	9/10/2010 7:36:34 PM
loss-of-control	$25.00	$25.00	9/12/2010 5:15:10 PM
marketplace-spark	$40.00	$40.00	9/12/2010 11:41:35 PM
interstellar	$50.00	$50.00	9/13/2010 5:12:29 AM
green-rapid-openness	$50.00	$50.00	9/13/2010 5:10:56 AM
glroark	$50.00	$50.00	9/13/2010 12:20:37 PM
taetrade	$25.00	$25.00	9/13/2010 10:56:40 AM
integrity-enrichment2	$30.00	$30.00	9/13/2010 2:56:08 PM
rf7949	$25.00	$25.00	9/14/2010 5:50:56 AM
Catz_aplenty	$25.00	$25.00	9/14/2010 7:32:16 AM
proper-penny7	$25.00	$25.00	9/14/2010 8:32:35 AM
favorable-dough	$26.73	$26.73	9/14/2010 6:22:38 PM
generous-agreement	$25.00	$25.00	9/14/2010 8:51:36 PM
attractive-fund	$50.00	$50.00	9/15/2010 5:09:06 AM
aztocas	$25.00	$25.00	9/15/2010 5:29:37 AM
goodhearted-basis4	$25.00	$25.00	9/14/2010 11:25:06 PM
havok555	$29.71	$29.71	9/14/2010 11:26:44 PM
carrinel	$50.00	$50.00	9/15/2010 8:09:47 AM
Leshan	$33.33	$33.33	9/15/2010 8:36:01 AM
leverage-monger	$25.00	$25.00	9/15/2010 7:23:34 AM
rate-hickory	$25.00	$25.00	9/15/2010 8:38:21 AM
systematic-fairness1	$25.00	$25.00	9/15/2010 12:45:50 PM
ZOOOM	$25.00	$25.00	9/15/2010 11:49:45 AM
KarmaBum77	$25.75	$25.75	9/15/2010 1:58:07 PM
revenue-appraiser	$25.00	$25.00	9/15/2010 2:04:51 PM
friendinmoney	$25.00	$25.00	9/15/2010 2:48:38 PM
felicity-daydream	$25.00	$25.00	9/15/2010 2:51:00 PM
67 bids
Borrower Payment Dependent Notes Series 474938
This series of Notes was issued and sold upon the funding of the borrower loan #44435, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$15,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.5%	Auction start date:	Sep-09-2010
				Auction end date:	Sep-16-2010

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 14.13%	Starting monthly payment:	$498.21
Final lender yield:	11.00%	Final borrower rate/APR:	12.00% / 14.13%	Final monthly payment:	$498.21

Auction yield range:	3.79% - 11.00%	Estimated loss impact:	3.54%
Lender servicing fee:	1.00%	Estimated return:	7.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jul-1995	Debt/Income ratio:	16%
Credit score:	720-739 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	3y 7m
Amount delinquent:	$0	Total credit lines:	33	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$14,938	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	43%
		Homeownership:	Yes
Screen name:	orderly-return9	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt free at last ; )
Hi,

I'd like to keep this simple.

I'm a professional animation artist and single-dad, living in the midwest Over the course of getting my son through high school, and remodeling our modest home a bit, I have accumulated a bit of debt I'd like to see vanish ; ) I'm not a habitual spender, nor do I splurge on frivolous items, but I'm learning to live with less in my life and I rather like it... so the idea of being totally debt free is rather appealing.

As you can see by my payment record, I make them and I'm never late. I would just like to get a better rate to pay down these credit cards for once and for all, and enjoy the feeling of finally cutting them up.

thank you for your interest,

Me
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Are you employed by a company or are you a freelance artist? Do you have steady work? - rate-tower1
A: Hi, I've been employed full-time as a designer/motion graphics artist since 1997 at various ad agencies here in Indianapolis. I will have been with my current employer 4 years this upcoming February. Thanks for asking. (Sep-15-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

authentic-liberty7	$50.00	$50.00	9/9/2010 3:13:11 PM
3_boyz	$25.00	$25.00	9/9/2010 3:15:53 PM
blissful-responsibility4	$25.00	$25.00	9/9/2010 3:40:07 PM
elitegoodguy	$25.00	$25.00	9/9/2010 3:40:25 PM
arenangelchild	$100.00	$100.00	9/9/2010 3:41:12 PM
louisprima	$100.00	$100.00	9/9/2010 3:41:11 PM
bowdish1	$50.00	$50.00	9/9/2010 3:42:51 PM
GElender	$50.00	$50.00	9/9/2010 3:47:25 PM
haryassman	$25.00	$25.00	9/9/2010 3:47:04 PM
wise-dedicated-power	$25.00	$25.00	9/9/2010 3:48:12 PM
silverroadster	$316.20	$15.92	9/9/2010 3:48:59 PM
jazzlender	$25.00	$25.00	9/9/2010 3:49:17 PM
handshake5	$25.00	$25.00	9/9/2010 3:50:06 PM
objective-investor	$100.00	$100.00	9/9/2010 3:51:01 PM
organized-payment6	$50.00	$50.00	9/9/2010 3:52:32 PM
soheagle	$25.00	$25.00	9/9/2010 3:52:30 PM
helpinghand75	$50.00	$50.00	9/9/2010 3:52:19 PM
enthralling-deal180	$100.00	$100.00	9/9/2010 3:53:17 PM
pfh	$25.00	$25.00	9/9/2010 3:54:01 PM
jigsaw	$100.00	$100.00	9/9/2010 3:53:50 PM
brightest-affluence-motivator	$100.00	$100.00	9/9/2010 3:55:44 PM
rescue	$50.00	$50.00	9/9/2010 3:56:06 PM
Loanliness	$25.00	$25.00	9/9/2010 3:58:14 PM
worthy-bid8	$100.00	$100.00	9/9/2010 3:58:25 PM
patriot897	$50.00	$50.00	9/9/2010 3:58:11 PM
affluence-tulip	$67.04	$67.04	9/9/2010 3:58:40 PM
lazyeye	$25.00	$25.00	9/9/2010 4:14:15 PM
RandyL3	$25.00	$25.00	9/9/2010 4:17:25 PM
wirebutterfly	$50.00	$50.00	9/9/2010 4:33:42 PM
jimduism	$25.00	$25.00	9/9/2010 9:02:37 PM
newton77	$25.00	$25.00	9/9/2010 10:12:09 PM
sandeepPR	$25.00	$25.00	9/9/2010 10:15:51 PM
tranquil-return4	$25.00	$25.00	9/10/2010 3:22:29 AM
peripatetic	$25.00	$25.00	9/10/2010 6:57:36 AM
Artist_Blue	$25.00	$25.00	9/10/2010 7:42:52 AM
yukongin	$100.00	$100.00	9/10/2010 9:07:53 AM
a-finance-nirvana	$25.00	$25.00	9/10/2010 9:08:27 AM
money-explorer3	$25.00	$25.00	9/10/2010 9:12:29 AM
attentive-income	$50.00	$50.00	9/10/2010 9:29:34 AM
revenue-officer36	$50.00	$50.00	9/10/2010 9:39:01 AM
Devsfan3	$50.00	$50.00	9/10/2010 10:42:42 AM
don'twannadance	$50.00	$50.00	9/10/2010 1:17:41 PM
ingeborg77	$50.00	$50.00	9/10/2010 1:26:57 PM
rbotterbLLC	$25.00	$25.00	9/10/2010 12:33:58 PM
lcole32	$25.00	$25.00	9/10/2010 3:09:01 PM
finance-symphony7	$50.00	$50.00	9/10/2010 6:25:39 PM
efficient-marketplace	$44.98	$44.98	9/11/2010 7:47:20 AM
marketplace-cello5	$50.00	$50.00	9/11/2010 12:27:43 AM
smart-return	$25.00	$25.00	9/11/2010 6:32:56 AM
tallfund	$75.00	$75.00	9/11/2010 10:02:49 AM
payment-halo	$25.00	$25.00	9/11/2010 3:04:43 PM
jeffpac	$29.63	$29.63	9/11/2010 8:22:22 PM
MissionMicroFinance	$25.00	$25.00	9/12/2010 7:59:28 AM
fakejamaican	$25.00	$25.00	9/12/2010 8:48:18 AM
kulender	$100.00	$100.00	9/12/2010 6:04:09 AM
return-percolator8	$50.00	$50.00	9/12/2010 1:54:09 PM
Tradesmanlender	$25.00	$25.00	9/12/2010 4:52:22 PM
danthemon35	$25.00	$25.00	9/12/2010 4:08:33 PM
efficient-treasure0	$25.00	$25.00	9/12/2010 7:27:37 PM
asdf9876	$25.00	$25.00	9/13/2010 10:09:01 AM
bayareainv	$50.00	$50.00	9/13/2010 1:57:17 PM
auction-sage	$25.00	$25.00	9/13/2010 5:47:16 PM
justinology	$30.00	$30.00	9/13/2010 3:11:54 PM
return-twister	$25.00	$25.00	9/13/2010 5:57:40 PM
top-tranquil-justice	$25.00	$25.00	9/13/2010 8:06:42 PM
power-pagoda	$49.17	$49.17	9/13/2010 8:02:15 PM
socal-lender	$25.00	$25.00	9/13/2010 9:42:32 PM
Ven58	$25.00	$25.00	9/14/2010 12:05:39 AM
patriot384	$100.00	$100.00	9/14/2010 6:18:59 AM
BeanCownter	$45.34	$45.34	9/14/2010 6:26:00 AM
radforj22	$25.00	$25.00	9/14/2010 6:27:19 AM
pythia	$25.00	$25.00	9/14/2010 7:49:28 AM
enchanted-silver2	$50.00	$50.00	9/14/2010 8:38:37 AM
gslinv	$35.58	$35.58	9/14/2010 12:27:17 PM
wise-dedicated-power	$50.00	$50.00	9/14/2010 1:53:18 PM
BankofBeth	$25.00	$25.00	9/14/2010 1:07:38 PM
honorable-yield	$50.00	$50.00	9/14/2010 3:18:33 PM
integrity-trumpet	$50.00	$50.00	9/14/2010 3:20:30 PM
hope-hickory	$25.00	$25.00	9/14/2010 3:22:52 PM
relaxation688	$25.00	$25.00	9/14/2010 3:32:10 PM
Ripsaw4U	$50.00	$50.00	9/14/2010 4:53:49 PM
KrisKringle	$39.00	$39.00	9/14/2010 5:04:55 PM
anders94	$25.00	$25.00	9/14/2010 5:07:41 PM
money-bauble	$50.00	$50.00	9/14/2010 8:23:10 PM
life-is-great	$50.00	$50.00	9/15/2010 3:22:35 AM
blue-useful-auction	$25.00	$25.00	9/15/2010 8:40:34 AM
Untiedshu	$40.88	$40.88	9/15/2010 12:14:58 PM
mtquan	$25.00	$25.00	9/15/2010 11:29:05 AM
loanman2007	$50.00	$50.00	9/15/2010 1:40:03 PM
KiwiElf	$35.00	$35.00	9/15/2010 3:22:27 PM
blujfan9293	$26.55	$26.55	9/15/2010 3:27:24 PM
Phantom99	$25.00	$25.00	9/15/2010 3:26:18 PM
sugybutt	$50.00	$50.00	9/15/2010 3:28:50 PM
tranquil-revenue	$50.00	$50.00	9/15/2010 3:27:26 PM
poetic-diversification	$250.00	$250.00	9/15/2010 3:21:24 PM
Philkent	$50.00	$50.00	9/15/2010 3:28:18 PM
useful-currency	$25.00	$25.00	9/15/2010 3:32:37 PM
zorg77	$25.00	$25.00	9/15/2010 3:35:46 PM
flwah	$25.00	$25.00	9/15/2010 3:37:37 PM
hrubinst	$34.95	$34.95	9/15/2010 3:39:34 PM
riproaringrapids	$25.00	$25.00	9/15/2010 3:32:26 PM
Binan	$25.00	$25.00	9/15/2010 3:35:56 PM
-------Loaner	$50.00	$50.00	9/15/2010 3:45:26 PM
responsibility-jet	$50.00	$50.00	9/15/2010 3:45:34 PM
favorite-commerce	$50.00	$50.00	9/15/2010 3:45:17 PM
minista	$25.00	$25.00	9/15/2010 4:04:29 PM
on_your_side	$25.00	$25.00	9/15/2010 4:05:53 PM
well-rounded-dinero	$82.83	$82.83	9/15/2010 7:25:56 PM
special-truth	$50.00	$50.00	9/15/2010 8:52:12 PM
cwb8539	$29.81	$29.81	9/15/2010 9:09:32 PM
brondero	$200.00	$200.00	9/15/2010 10:33:45 PM
F16Edwards	$50.00	$50.00	9/15/2010 10:47:15 PM
mgking007	$25.41	$25.41	9/16/2010 12:20:21 AM
NorthwestLoan1	$25.00	$25.00	9/15/2010 8:12:45 PM
mmckune	$25.00	$25.00	9/16/2010 12:45:21 AM
foldingbenny2	$55.00	$55.00	9/15/2010 8:47:58 PM
ddog0224	$25.00	$25.00	9/16/2010 1:13:21 AM
JGONZ13850	$34.69	$34.69	9/16/2010 3:25:41 AM
starry2001	$25.00	$25.00	9/16/2010 4:22:31 AM
wkeboarder21	$50.00	$50.00	9/16/2010 4:54:09 AM
godspeed237	$25.00	$25.00	9/16/2010 6:25:05 AM
patriot384	$234.00	$234.00	9/16/2010 8:11:57 AM
evamkir	$25.00	$25.00	9/16/2010 8:58:38 AM
wwwUniversal	$25.00	$25.00	9/16/2010 3:47:37 AM
flexible-return297	$50.00	$50.00	9/16/2010 9:33:38 AM
momentous-responsibility2	$50.00	$50.00	9/16/2010 9:37:50 AM
annodomini	$25.00	$25.00	9/16/2010 8:02:06 AM
jlendog	$250.00	$250.00	9/16/2010 11:21:12 AM
dpdaug	$34.39	$34.39	9/16/2010 11:40:17 AM
BLUE300Z	$25.00	$25.00	9/16/2010 10:53:55 AM
narblark	$50.00	$50.00	9/16/2010 12:52:32 PM
durability-halibut	$25.00	$25.00	9/16/2010 1:06:23 PM
agalt	$100.00	$100.00	9/16/2010 11:37:54 AM
thankful-dollar6	$25.00	$25.00	9/16/2010 11:42:21 AM
bonus-quark4	$26.99	$26.99	9/16/2010 11:47:00 AM
CirC	$25.00	$25.00	9/16/2010 12:14:01 PM
CLoViq	$50.00	$50.00	9/16/2010 1:46:09 PM
CASSHMAN	$50.00	$50.00	9/16/2010 1:46:43 PM
gatorjh	$25.00	$25.00	9/16/2010 1:46:49 PM
adama_48	$25.00	$25.00	9/16/2010 1:47:07 PM
jtradition	$50.00	$50.00	9/16/2010 1:48:25 PM
DasMula	$25.00	$25.00	9/16/2010 1:17:11 PM
rmachi	$25.00	$25.00	9/16/2010 1:50:24 PM
note-virtuoso8	$50.00	$50.00	9/16/2010 1:56:42 PM
MyPFBlog	$25.00	$25.00	9/16/2010 1:46:10 PM
jtc26	$44.38	$44.38	9/16/2010 2:08:07 PM
hard-working-loot	$50.00	$50.00	9/16/2010 1:46:52 PM
pennyman	$25.00	$25.00	9/16/2010 2:17:13 PM
dinero-speaker	$25.00	$25.00	9/16/2010 1:48:39 PM
friendinmoney	$47.95	$47.95	9/16/2010 3:09:19 PM
melodious-fairness	$25.00	$25.00	9/16/2010 2:32:22 PM
chibear34	$25.00	$25.00	9/16/2010 2:53:00 PM
ethicalhumanist	$50.00	$50.00	9/9/2010 3:40:33 PM
FinDoc	$25.00	$25.00	9/9/2010 3:41:30 PM
ray1051	$25.00	$25.00	9/9/2010 3:42:23 PM
asafb	$300.00	$300.00	9/9/2010 3:40:38 PM
Weaverville	$25.00	$25.00	9/9/2010 3:41:21 PM
kegs	$150.00	$150.00	9/9/2010 3:48:00 PM
studious-bonus7	$100.00	$100.00	9/9/2010 3:48:27 PM
loan-wasp	$50.00	$50.00	9/9/2010 3:48:58 PM
bid-czar8	$50.00	$50.00	9/9/2010 3:49:06 PM
penny-plato	$25.00	$25.00	9/9/2010 3:49:14 PM
schpere	$25.00	$25.00	9/9/2010 3:49:58 PM
kmr2	$150.00	$150.00	9/9/2010 3:50:40 PM
ichibon	$200.00	$200.00	9/9/2010 3:51:21 PM
mla	$25.00	$25.00	9/9/2010 3:50:48 PM
hookUup	$25.00	$25.00	9/9/2010 3:51:39 PM
credit-scout7	$50.00	$50.00	9/9/2010 3:51:32 PM
neighborly-bid	$25.00	$25.00	9/9/2010 3:52:41 PM
6moonbeams	$100.00	$100.00	9/9/2010 3:54:06 PM
simplelender80	$250.00	$250.00	9/9/2010 3:57:33 PM
j2ee	$25.00	$25.00	9/9/2010 4:01:52 PM
gjm6d	$25.00	$25.00	9/9/2010 6:44:51 PM
markgm	$25.00	$25.00	9/9/2010 7:27:21 PM
thorough-exchange4	$50.00	$50.00	9/9/2010 10:05:24 PM
smart-leverage7	$50.00	$50.00	9/10/2010 12:19:12 AM
bankdaddy	$50.00	$50.00	9/10/2010 5:47:31 AM
AF-Chief	$25.00	$25.00	9/10/2010 6:39:38 AM
Easystreet	$25.00	$25.00	9/10/2010 7:13:06 AM
Bzbee	$68.75	$68.75	9/10/2010 7:27:11 AM
cash-blueberry	$25.00	$25.00	9/10/2010 7:35:50 AM
sound	$50.00	$50.00	9/10/2010 8:49:26 AM
balanced-bill7	$50.00	$50.00	9/10/2010 9:08:10 AM
curious166	$50.00	$50.00	9/10/2010 9:55:20 AM
LendingCentral	$200.00	$200.00	9/10/2010 10:13:42 AM
don'twannadance	$50.00	$50.00	9/10/2010 1:17:08 PM
JTHarris	$25.00	$25.00	9/10/2010 1:39:06 PM
don'twannadance	$50.00	$50.00	9/10/2010 1:18:17 PM
ingeborg77	$50.00	$50.00	9/10/2010 1:27:37 PM
wonderful-rupee	$25.00	$25.00	9/10/2010 3:24:38 PM
enigmallc	$25.00	$25.00	9/10/2010 4:53:31 PM
important-ore	$29.61	$29.61	9/10/2010 4:38:20 PM
larrybird	$46.47	$46.47	9/11/2010 9:47:11 AM
proper-p2p6	$50.00	$50.00	9/11/2010 9:34:52 AM
finance-magma7	$30.22	$30.22	9/11/2010 1:52:43 PM
ommcd	$25.00	$25.00	9/11/2010 9:44:07 AM
frosty49	$100.00	$100.00	9/11/2010 3:56:48 PM
generous-deal6	$50.00	$50.00	9/11/2010 6:02:18 PM
bountiful-durability	$25.00	$25.00	9/12/2010 8:57:20 AM
ro37	$25.00	$25.00	9/12/2010 7:02:40 AM
DDPrime	$50.00	$50.00	9/12/2010 12:17:27 PM
SomebodysMom	$200.00	$200.00	9/12/2010 12:36:00 PM
jo2y	$25.00	$25.00	9/12/2010 2:43:15 PM
note-axis5	$50.00	$50.00	9/13/2010 9:39:19 AM
ericgassercom	$50.00	$50.00	9/13/2010 9:40:19 AM
social-comet7	$25.00	$25.00	9/13/2010 9:56:14 AM
fairness-kayak	$84.90	$84.90	9/13/2010 10:45:17 AM
lender5150	$25.00	$25.00	9/13/2010 3:01:23 PM
octoberfresh	$25.00	$25.00	9/13/2010 3:08:20 PM
a8h8a8	$25.00	$25.00	9/13/2010 4:02:50 PM
Tech-Entrepreneur	$25.00	$25.00	9/13/2010 5:38:18 PM
nunnie	$25.00	$25.00	9/13/2010 5:48:35 PM
cash-spark3	$25.00	$25.00	9/13/2010 5:11:54 PM
balanced-rupee	$50.00	$50.00	9/13/2010 5:36:14 PM
helping-out	$75.00	$75.00	9/13/2010 7:12:37 PM
KingCroesus	$25.00	$25.00	9/13/2010 11:13:05 PM
the-profit-oracle	$25.00	$25.00	9/14/2010 1:33:57 AM
vigorous-note	$50.00	$50.00	9/14/2010 6:26:26 AM
golden-bid9	$50.00	$50.00	9/14/2010 9:39:03 AM
oreyedoc	$50.00	$50.00	9/14/2010 9:41:41 AM
felicity-festival	$25.00	$25.00	9/14/2010 10:42:16 AM
Dollars4Rent	$25.00	$25.00	9/14/2010 11:08:31 AM
julijask	$25.00	$25.00	9/14/2010 3:15:32 PM
justice-dna	$25.00	$25.00	9/14/2010 3:18:32 PM
mooselegs19	$50.00	$50.00	9/14/2010 3:24:31 PM
gracej	$25.00	$25.00	9/14/2010 5:08:05 PM
diplomatic-wealth7	$50.00	$50.00	9/14/2010 4:54:00 PM
csak13	$25.00	$25.00	9/14/2010 8:04:58 PM
kmwvma	$25.00	$25.00	9/15/2010 2:12:53 AM
ideal-platinum1	$50.00	$50.00	9/15/2010 5:07:23 AM
CSAworker	$25.00	$25.00	9/15/2010 5:07:50 AM
oldman68	$25.00	$25.00	9/15/2010 12:53:56 AM
ferocious-finance	$25.00	$25.00	9/15/2010 6:33:49 AM
Clambake	$50.00	$50.00	9/15/2010 8:32:40 AM
the-bright-velocity	$25.00	$25.00	9/15/2010 9:27:26 AM
Bcs-cnc	$25.00	$25.00	9/15/2010 9:25:30 AM
simiray	$30.00	$30.00	9/15/2010 10:36:57 AM
laufer32304	$100.00	$100.00	9/15/2010 9:39:14 AM
gulch	$50.00	$50.00	9/15/2010 10:32:17 AM
dpdn57	$50.00	$50.00	9/15/2010 2:48:38 PM
Steveoo1	$25.00	$25.00	9/15/2010 3:20:21 PM
Patter256	$25.00	$25.00	9/15/2010 3:26:59 PM
GenerousGentleMan	$75.00	$75.00	9/15/2010 3:19:11 PM
acropiloterau2002	$25.00	$25.00	9/15/2010 3:28:20 PM
peso-colonel	$50.00	$50.00	9/15/2010 3:27:35 PM
AK49-JW	$25.00	$25.00	9/15/2010 3:35:58 PM
reasonable-transaction7	$25.00	$25.00	9/15/2010 3:36:27 PM
PRGuyinVA	$50.00	$50.00	9/15/2010 3:28:14 PM
ClearLake	$25.00	$25.00	9/15/2010 3:36:46 PM
brazilofmux	$58.67	$58.67	9/15/2010 3:39:00 PM
jwood3030	$25.00	$25.00	9/15/2010 3:39:25 PM
namisguy	$50.00	$50.00	9/15/2010 3:37:45 PM
treasure-atmosphere	$25.00	$25.00	9/15/2010 3:31:09 PM
Msbutterfly	$50.00	$50.00	9/15/2010 3:32:50 PM
bbrelo	$25.00	$25.00	9/15/2010 3:40:37 PM
leverage-monger	$25.00	$25.00	9/15/2010 3:37:34 PM
DcUnited	$30.00	$30.00	9/15/2010 3:39:18 PM
jstnow	$25.00	$25.00	9/15/2010 3:41:02 PM
paradisenow	$25.00	$25.00	9/15/2010 4:05:28 PM
wampum-chorus3	$25.00	$25.00	9/15/2010 4:37:42 PM
VitaminFunk	$25.00	$25.00	9/15/2010 5:05:29 PM
CornerKetch	$25.00	$25.00	9/15/2010 4:42:39 PM
Charmart	$25.00	$25.00	9/15/2010 5:12:59 PM
simms2k	$25.00	$25.00	9/15/2010 6:52:33 PM
Plotinus	$29.70	$29.70	9/15/2010 7:53:02 PM
maximizer	$25.00	$25.00	9/15/2010 7:58:16 PM
engbusres	$34.00	$34.00	9/15/2010 8:24:59 PM
cbfresh	$50.00	$50.00	9/15/2010 8:52:39 PM
haleysred	$25.00	$25.00	9/16/2010 12:04:00 AM
dkmnygvr	$50.00	$50.00	9/15/2010 7:47:14 PM
trustworthy-finance6	$100.00	$100.00	9/15/2010 8:51:37 PM
fcukciti	$31.73	$31.73	9/16/2010 1:12:54 AM
zooom7	$50.00	$50.00	9/15/2010 10:17:07 PM
mikeym80	$25.01	$25.01	9/16/2010 2:55:29 AM
auction-workhorse679	$25.00	$25.00	9/16/2010 3:47:36 AM
gustavholstopus32	$25.00	$25.00	9/16/2010 4:51:04 AM
Smallbear	$25.00	$25.00	9/16/2010 7:21:51 AM
penny-plato	$50.00	$50.00	9/16/2010 7:38:30 AM
radiant-return	$50.00	$50.00	9/16/2010 9:01:37 AM
leverage-monger	$25.00	$25.00	9/16/2010 9:20:24 AM
E-B	$50.00	$50.00	9/16/2010 4:04:04 AM
TBCapitol	$39.74	$39.74	9/16/2010 6:42:27 AM
BuzzyBee336	$30.00	$30.00	9/16/2010 7:58:09 AM
impartial-truth1	$50.00	$50.00	9/16/2010 10:43:57 AM
prophecy	$50.00	$50.00	9/16/2010 10:58:08 AM
iolaire	$25.00	$25.00	9/16/2010 11:17:14 AM
n2fitns	$100.00	$100.00	9/16/2010 11:25:14 AM
bold-enriching-capital	$30.00	$30.00	9/16/2010 11:37:35 AM
engaging-worth	$25.00	$25.00	9/16/2010 11:40:05 AM
twerns	$40.00	$40.00	9/16/2010 12:11:39 PM
Nusk	$25.00	$25.00	9/16/2010 12:20:23 PM
revenue-appraiser	$25.00	$25.00	9/16/2010 12:32:00 PM
yield-quest	$125.00	$125.00	9/16/2010 12:46:19 PM
paul1	$50.00	$50.00	9/16/2010 12:47:52 PM
repayment-launcher	$25.00	$25.00	9/16/2010 1:02:11 PM
maclove10	$25.00	$25.00	9/16/2010 1:13:48 PM
Educatedmike	$25.00	$25.00	9/16/2010 1:28:15 PM
money-boomarang	$25.00	$25.00	9/16/2010 11:43:57 AM
iamcriswoh	$25.00	$25.00	9/16/2010 1:41:08 PM
vinyl117	$25.00	$25.00	9/16/2010 12:02:31 PM
HAVEANICEDAY	$25.00	$25.00	9/16/2010 1:44:33 PM
LA-Funding-Bank	$25.00	$25.00	9/16/2010 12:09:54 PM
AuroraRobbin	$50.00	$50.00	9/16/2010 12:10:44 PM
Picopie	$50.00	$50.00	9/16/2010 1:45:42 PM
lostontheedge	$25.00	$25.00	9/16/2010 1:45:59 PM
HomerdohNY	$25.00	$25.00	9/16/2010 12:25:46 PM
benefit-piano5	$25.00	$25.00	9/16/2010 1:46:17 PM
omerta6102	$50.00	$50.00	9/16/2010 1:47:04 PM
nestegg4e	$25.00	$25.00	9/16/2010 1:49:06 PM
junctionking	$25.00	$25.00	9/16/2010 1:50:25 PM
leverage-monger	$75.00	$75.00	9/16/2010 1:41:28 PM
LongTail	$25.00	$25.00	9/16/2010 1:50:55 PM
newest-sensible-hope	$50.00	$50.00	9/16/2010 1:51:51 PM
GATrust	$50.00	$50.00	9/16/2010 1:52:01 PM
stollcm	$25.00	$25.00	9/16/2010 1:46:01 PM
rockhound84	$25.00	$25.00	9/16/2010 2:08:11 PM
dblaz5	$500.00	$500.00	9/16/2010 2:22:30 PM
rockhound84	$50.00	$50.00	9/16/2010 2:32:07 PM
Kissabledevil	$25.00	$25.00	9/16/2010 2:40:04 PM
entertaining-greenback2	$26.71	$26.71	9/16/2010 3:01:21 PM
nalaari	$25.00	$25.00	9/16/2010 1:50:51 PM
AM2171	$25.00	$25.00	9/16/2010 3:11:02 PM
322 bids
Borrower Payment Dependent Notes Series 473735
This series of Notes was issued and sold upon the funding of the borrower loan #44458, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%	Auction start date:	Sep-10-2010
				Auction end date:	Sep-17-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$336.52
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$336.52

Auction yield range:	13.79% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jan-1988	Debt/Income ratio:	62%
Credit score:	660-679 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 11	Length of status:	1y 6m
Amount delinquent:	$0	Total credit lines:	30	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$101,798	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	courteous-p2p628	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Working capital for new business
This loan will be used to give us working capital to start our In-home care business. We already have our location, equipment and office setup. This money will allow us to start with my wife and 1 full time employee. I have a full time position outside of this business. My income is stable.

I am a good candidate for this loan because we have a solid plan. We believe the business will begin generating positive cash flow in 3-4 months. Our overhead is minimal. We were able to subdivide our office space with another business we currently are operating.

My wife is a licensed nursing home administrator. This experience will translate nicely in managing an In-Home care business. Her administrator experience will assist in obtaining referrals from local doctors, managing employees and staying abreast of current regulations.

My Debt/Income ratio is high but we do not show any income for my spouse. We opened a 24 hour daycare about 8 months ago that is doing well and providing positive cash flow. There is not enough history from the daycare to qualify for a bank loan, so we are choosing this option.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

handshake5	$25.00	$25.00	9/10/2010 11:08:47 AM
simplelender80	$100.00	$100.00	9/10/2010 11:08:21 AM
money-bauble	$50.00	$50.00	9/11/2010 10:23:52 PM
soulful-truth	$1,000.00	$1,000.00	9/12/2010 11:50:25 AM
EBITDA	$25.00	$25.00	9/12/2010 11:50:29 AM
pfh	$25.00	$25.00	9/12/2010 4:38:55 PM
finance-magma7	$100.00	$100.00	9/14/2010 3:13:16 PM
AlexTrep	$25.00	$25.00	9/14/2010 3:25:06 PM
reward-adventure	$30.00	$30.00	9/14/2010 3:35:21 PM
generous-deal6	$25.00	$25.00	9/14/2010 3:34:44 PM
enthralling-deal180	$100.00	$100.00	9/14/2010 3:35:35 PM
burrito6	$25.00	$25.00	9/14/2010 3:35:59 PM
Artist_Blue	$25.00	$25.00	9/15/2010 6:43:48 AM
ore-healer6	$25.00	$25.00	9/15/2010 9:37:30 AM
logical-loyalty0	$25.00	$25.00	9/15/2010 3:25:14 PM
kginatl	$50.00	$50.00	9/15/2010 3:43:29 PM
jubilant-auction5	$25.00	$25.00	9/15/2010 3:47:05 PM
qtmspin	$50.00	$50.00	9/15/2010 4:06:33 PM
missing-link	$25.00	$25.00	9/15/2010 5:52:36 PM
genuine-responsibility8	$50.00	$50.00	9/15/2010 5:57:58 PM
saysana	$25.00	$25.00	9/15/2010 5:57:59 PM
orange-preeminant-bill	$50.00	$50.00	9/16/2010 1:14:48 AM
YurshotCapital	$50.00	$50.00	9/16/2010 3:22:27 AM
treasure-bliss	$50.00	$50.00	9/16/2010 1:13:35 AM
prophecy	$50.00	$50.00	9/16/2010 10:58:16 AM
chief_wo	$25.00	$25.00	9/16/2010 3:49:24 PM
totoro	$25.00	$25.00	9/16/2010 3:51:36 PM
runner262	$25.00	$25.00	9/16/2010 3:52:50 PM
ticketman2	$25.00	$25.00	9/16/2010 3:44:12 PM
Plotinus	$43.50	$43.50	9/16/2010 3:51:53 PM
lendme2	$50.00	$50.00	9/16/2010 3:52:55 PM
lillian27	$50.00	$50.00	9/16/2010 3:53:55 PM
mpthree	$100.00	$100.00	9/16/2010 3:54:03 PM
smloanbigresult	$25.00	$25.00	9/16/2010 3:45:52 PM
nycloan	$25.00	$25.00	9/16/2010 3:54:27 PM
new-social-economist	$50.00	$50.00	9/16/2010 3:54:43 PM
jamiee73	$25.00	$25.00	9/16/2010 3:53:33 PM
eronyc	$25.00	$25.00	9/16/2010 3:55:03 PM
officer8	$25.00	$25.00	9/16/2010 3:54:02 PM
kind-bill-supporter	$25.00	$25.00	9/16/2010 3:55:22 PM
teega5	$25.00	$25.00	9/16/2010 3:54:10 PM
billete	$25.00	$25.00	9/16/2010 3:54:24 PM
radforj22	$25.00	$25.00	9/16/2010 3:55:32 PM
tshurts	$45.33	$45.33	9/16/2010 3:54:34 PM
greenwell	$50.00	$50.00	9/16/2010 3:54:39 PM
asiaratt	$50.00	$50.00	9/16/2010 3:54:46 PM
macgeek	$48.58	$48.58	9/16/2010 3:48:11 PM
jo2y	$25.00	$25.00	9/16/2010 3:54:49 PM
durability-revelry2	$25.00	$25.00	9/16/2010 3:55:11 PM
hard-working-loot	$43.64	$43.64	9/16/2010 3:57:37 PM
kindness-hickory5	$50.00	$50.00	9/16/2010 3:58:06 PM
smart-leverage7	$25.00	$25.00	9/16/2010 3:59:12 PM
charity_fundraiser	$50.00	$50.00	9/16/2010 3:57:51 PM
efficient-marketplace	$50.00	$50.00	9/16/2010 3:57:59 PM
Rogesparkguy	$25.00	$25.00	9/16/2010 3:59:48 PM
valiant-liberty4	$25.00	$25.00	9/16/2010 3:59:59 PM
AMCal	$50.00	$50.00	9/16/2010 3:58:21 PM
oreyedoc	$50.00	$41.09	9/16/2010 4:00:25 PM
waterlogged39	$25.00	$25.00	9/16/2010 3:53:57 PM
pixeldave	$25.00	$25.00	9/16/2010 3:54:01 PM
ericb674	$25.00	$25.00	9/16/2010 3:54:13 PM
junctionking	$25.00	$25.00	9/16/2010 3:54:45 PM
familyman2008	$25.00	$25.00	9/16/2010 3:59:16 PM
green-capital-hornet	$25.00	$25.00	9/16/2010 3:59:22 PM
on_your_side	$25.00	$25.00	9/16/2010 3:55:21 PM
bodascafe	$25.00	$25.00	9/16/2010 3:59:33 PM
a-successful-credit	$50.00	$50.00	9/16/2010 3:59:42 PM
kain11286	$50.00	$50.00	9/16/2010 3:55:31 PM
DER	$50.00	$50.00	9/16/2010 3:55:33 PM
shrewd-peace7	$50.00	$50.00	9/16/2010 3:57:24 PM
jstnow	$25.00	$25.00	9/16/2010 3:57:45 PM
life-is-great	$50.00	$50.00	9/16/2010 3:58:32 PM
orange-dollar-guild	$25.00	$25.00	9/16/2010 3:59:03 PM
teller	$25.00	$25.00	9/16/2010 4:00:21 PM
compassion-paladin042	$25.00	$25.00	9/16/2010 4:34:06 PM
moose-capital-funding	$48.80	$48.80	9/16/2010 4:27:32 PM
selfmademan	$25.00	$25.00	9/16/2010 4:36:20 PM
credit-missile	$25.00	$25.00	9/16/2010 5:15:25 PM
credit-missile	$25.00	$25.00	9/16/2010 5:15:12 PM
partyplan	$35.00	$35.00	9/17/2010 10:50:58 AM
aquistoyraul	$25.00	$25.00	9/17/2010 10:52:09 AM
leverage-monger	$25.00	$25.00	9/17/2010 10:10:25 AM
contract-happiness1	$25.00	$25.00	9/10/2010 11:08:03 AM
6moonbeams	$25.00	$25.00	9/10/2010 11:10:04 AM
patriot897	$25.00	$25.00	9/10/2010 3:16:33 PM
kulender	$50.00	$50.00	9/12/2010 6:04:36 AM
bid-czar8	$100.00	$100.00	9/12/2010 6:22:24 AM
musegaze	$100.00	$100.00	9/14/2010 9:29:25 AM
helping-out	$30.00	$30.00	9/14/2010 3:24:07 PM
worthy-bid8	$25.00	$25.00	9/14/2010 3:29:44 PM
zipemdown	$50.00	$50.00	9/14/2010 3:35:02 PM
honorable-yield	$25.00	$25.00	9/14/2010 3:34:00 PM
mtquan	$25.00	$25.00	9/15/2010 11:27:58 AM
zorg77	$25.00	$25.00	9/15/2010 3:43:20 PM
rescue	$50.00	$50.00	9/15/2010 3:45:14 PM
diplomatic-wealth7	$25.00	$25.00	9/15/2010 3:50:51 PM
lender987654321	$25.00	$25.00	9/15/2010 3:43:24 PM
tjone69	$25.00	$25.00	9/15/2010 3:50:09 PM
moneygeek	$25.00	$25.00	9/15/2010 3:50:52 PM
radiant-loan5	$200.00	$200.00	9/15/2010 5:52:53 PM
IIP77	$25.00	$25.00	9/16/2010 12:31:14 AM
supreme-hope	$25.00	$25.00	9/16/2010 3:02:28 PM
slojudy	$25.00	$25.00	9/16/2010 3:50:34 PM
Cypher041	$25.00	$25.00	9/16/2010 3:51:59 PM
PoliticinandNegotiatin	$49.26	$49.26	9/16/2010 3:44:04 PM
lcole32	$25.00	$25.00	9/16/2010 3:53:19 PM
worldpower2	$50.00	$50.00	9/16/2010 3:53:51 PM
balance6	$25.00	$25.00	9/16/2010 3:53:56 PM
worth-quark	$25.00	$25.00	9/16/2010 3:54:20 PM
Mathiaslh	$25.00	$25.00	9/16/2010 3:54:32 PM
dparkhom	$25.00	$25.00	9/16/2010 3:53:15 PM
kindness-venture1	$25.00	$25.00	9/16/2010 3:54:57 PM
Hambone1111	$25.00	$25.00	9/16/2010 3:55:02 PM
Attract	$25.00	$25.00	9/16/2010 3:55:04 PM
BGILlender	$25.00	$25.00	9/16/2010 3:46:50 PM
sweetlan	$25.00	$25.00	9/16/2010 3:53:50 PM
CoffeyvilleKS	$50.00	$50.00	9/16/2010 3:53:59 PM
bold-enthralling-yield	$25.00	$25.00	9/16/2010 3:54:08 PM
FEWDollars	$25.00	$25.00	9/16/2010 3:54:15 PM
rvfbroker	$25.00	$25.00	9/16/2010 3:54:47 PM
tech310	$25.00	$25.00	9/16/2010 3:54:58 PM
BBL	$50.00	$50.00	9/16/2010 3:57:21 PM
Zingaro	$25.00	$25.00	9/16/2010 3:57:43 PM
samo102us	$25.00	$25.00	9/16/2010 3:51:54 PM
Mariner3605	$25.00	$25.00	9/16/2010 3:59:08 PM
jasonrossi11	$50.00	$50.00	9/16/2010 3:57:18 PM
booyah	$25.00	$25.00	9/16/2010 3:57:49 PM
social-conductor4	$25.00	$25.00	9/16/2010 3:57:53 PM
marketplace-cello5	$25.00	$25.00	9/16/2010 3:58:16 PM
contract-maracas	$41.52	$41.52	9/16/2010 3:53:52 PM
theshef	$25.00	$25.00	9/16/2010 3:58:34 PM
iolaire	$25.00	$25.00	9/16/2010 3:53:59 PM
hope-base	$25.00	$25.00	9/16/2010 3:58:44 PM
Gibbyland	$50.00	$50.00	9/16/2010 3:54:06 PM
famous-bill	$50.00	$50.00	9/16/2010 3:54:30 PM
Ducatiman1978	$25.00	$25.00	9/16/2010 3:59:00 PM
moola-wildebeest3	$50.00	$50.00	9/16/2010 3:55:37 PM
ProMidLending	$50.00	$50.00	9/16/2010 3:59:53 PM
eries	$50.00	$50.00	9/16/2010 3:57:57 PM
calkidd05	$25.00	$25.00	9/16/2010 3:58:42 PM
ferocious-finance	$25.00	$25.00	9/16/2010 3:58:50 PM
joebob78	$50.00	$50.00	9/16/2010 3:59:02 PM
Brainworm	$25.00	$25.00	9/16/2010 3:59:31 PM
shiny-dollar9	$25.00	$25.00	9/16/2010 3:59:35 PM
Bob450	$30.00	$30.00	9/16/2010 4:27:44 PM
ChrisKwan	$25.00	$25.00	9/16/2010 4:35:10 PM
fund-secret-agent	$25.00	$25.00	9/16/2010 5:46:54 PM
credit-missile	$25.00	$25.00	9/16/2010 5:15:42 PM
TakeCare	$25.00	$25.00	9/16/2010 6:35:54 PM
credit-missile	$25.00	$25.00	9/16/2010 5:14:56 PM
Leshan	$63.28	$63.28	9/16/2010 6:44:32 PM
oracle3	$50.00	$50.00	9/17/2010 9:59:02 AM
sweet-payout5	$25.00	$25.00	9/17/2010 10:42:12 AM
asset-pine	$25.00	$25.00	9/17/2010 10:09:54 AM
DasMula	$25.00	$25.00	9/17/2010 10:11:36 AM
payout-bridge	$900.00	$900.00	9/17/2010 10:55:46 AM
156 bids
Borrower Payment Dependent Notes Series 473873
This series of Notes was issued and sold upon the funding of the borrower loan #44426, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Sep-01-2010
				Auction end date:	Sep-08-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$205.47
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$205.47

Auction yield range:	10.89% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jun-2001	Debt/Income ratio:	5%
Credit score:	640-659 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	2y 2m
Amount delinquent:	$0	Total credit lines:	34	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$585	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	21	Bankcard utilization:	68%
		Homeownership:	No
Screen name:	fund-negotiator25	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Moving into a New Home
Purpose of loan:
This loan will be used to help buy appliances and put up a fence for the home that we just purchased.? I have to puchase a refridgerator, stove, washer, dryer, and we need to put in a fence for our 2 dogs.? Also $900 will be to pay off my 2 credit cards.

My financial situation:
I am a good candidate for this loan because I?have little debt and I will pay it?back on time and never be late.? I only have a house payment, food, utilities, and those 2 credit cards.? I have been at my?job for over 2?years now and it is in the security business that is?busier then ever with the economy?like it is.???

My story is that 3 years ago I?purchased a business with a partner and invested 50K into it and my life.? I was taken advantage of and my partner took my money and all the business money too.? Since this happened I had to file bankrupcy that was discharged 2 years ago.? Since then and even before that happened I was always good at making my payments on time and paying of my debt.? All of the deliquencies happened at the end of my partnership and the filling of bankrupcy.? I have a wife of?8 years,? a 7 year old son, and 2 dogs. ( a Golden Retriever and Toy Fox Terrier)

Monthly net income: $ 3600

Monthly expenses: $
??Housing: $ 800
??Insurance: $?200
??Car expenses: $ 0
??Utilities: $?200
??Phone, cable, internet: $?100
??Food, entertainment: $?300
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 100 ( will be paid off with this money also ) 2 credit cards - $900

My wife also works and brings home $1300 a month.? Thanks!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bid-czar8	$50.00	$50.00	9/1/2010 2:39:27 PM
reward-adventure	$30.00	$30.00	9/1/2010 7:04:45 PM
shrewd-peace7	$50.00	$50.00	9/1/2010 9:34:01 PM
zipemdown	$50.00	$50.00	9/2/2010 7:59:29 AM
zone8	$100.00	$100.00	9/3/2010 7:18:22 AM
rescue	$50.00	$50.00	9/3/2010 3:06:30 PM
danthemon35	$25.00	$25.00	9/4/2010 1:26:53 AM
lender987654321	$25.00	$25.00	9/5/2010 6:57:36 PM
thedreamer	$32.05	$32.05	9/6/2010 7:47:27 AM
ommcd	$25.00	$25.00	9/6/2010 7:47:30 AM
AlexTrep	$25.00	$25.00	9/6/2010 1:43:06 PM
generous-deal6	$25.00	$25.00	9/6/2010 4:31:28 PM
on_your_side	$25.00	$25.00	9/6/2010 4:36:34 PM
SqueezeKing	$25.00	$25.00	9/6/2010 4:39:16 PM
hope-eagle6	$25.00	$17.32	9/6/2010 4:39:35 PM
Phantom99	$25.00	$25.00	9/6/2010 4:37:18 PM
moramis	$25.00	$25.00	9/7/2010 3:19:27 PM
interstellar	$50.00	$50.00	9/7/2010 3:33:53 PM
EODLEGS	$25.00	$25.00	9/7/2010 3:33:58 PM
credit-missile	$25.00	$25.00	9/7/2010 4:11:04 PM
CaliforniaSun	$25.00	$25.00	9/7/2010 4:18:39 PM
friendinmoney	$42.94	$42.94	9/7/2010 4:21:05 PM
green-rapid-openness	$50.00	$50.00	9/7/2010 9:30:55 PM
green-rapid-openness	$50.00	$50.00	9/7/2010 9:30:23 PM
myduck	$50.00	$50.00	9/8/2010 6:43:18 AM
lucrative-coin	$62.25	$62.25	9/8/2010 8:40:48 AM
principal-star	$25.00	$25.00	9/8/2010 9:42:22 AM
ttnk62918	$25.00	$25.00	9/8/2010 10:50:05 AM
leverage-monger	$30.00	$30.00	9/8/2010 11:03:50 AM
mckhbnpc	$25.00	$25.00	9/8/2010 12:13:53 PM
veropierre	$25.00	$25.00	9/8/2010 12:51:54 PM
EBITDA	$25.00	$25.00	9/1/2010 2:39:36 PM
simplelender80	$100.00	$100.00	9/1/2010 2:39:44 PM
handshake5	$25.00	$25.00	9/1/2010 2:42:03 PM
enthralling-deal180	$100.00	$100.00	9/1/2010 10:18:48 PM
tech310	$50.00	$50.00	9/2/2010 3:55:13 PM
burrito6	$25.00	$25.00	9/3/2010 6:34:28 AM
jamiee73	$25.00	$25.00	9/3/2010 9:38:16 AM
loyalist1	$50.00	$50.00	9/3/2010 12:45:47 PM
Finchy78	$25.00	$25.00	9/3/2010 2:54:24 PM
finance-magma7	$100.00	$100.00	9/3/2010 3:05:22 PM
kulender	$50.00	$50.00	9/4/2010 6:02:32 AM
beakerfish	$50.00	$50.00	9/4/2010 12:36:42 PM
elegant-bonus	$25.00	$25.00	9/4/2010 3:43:53 PM
bchen78875	$25.00	$25.00	9/5/2010 11:34:23 AM
qtmspin	$50.00	$50.00	9/6/2010 7:02:28 AM
bountiful-durability	$100.00	$100.00	9/6/2010 9:28:42 AM
moola-monger9	$50.00	$50.00	9/6/2010 2:03:02 PM
copper	$50.00	$50.00	9/6/2010 4:03:01 PM
point-mastery	$50.00	$50.00	9/6/2010 9:09:50 PM
extraordinary-interest1	$50.00	$50.00	9/7/2010 3:04:38 PM
marketplace-spark	$25.00	$25.00	9/7/2010 3:23:42 PM
credit-missile	$25.00	$25.00	9/7/2010 4:12:03 PM
credit-missile	$25.00	$25.00	9/7/2010 4:10:38 PM
credit-missile	$25.00	$25.00	9/7/2010 4:11:28 PM
SolarMoonshine	$25.00	$25.00	9/7/2010 5:35:22 PM
DHolly	$25.00	$25.00	9/7/2010 5:44:21 PM
foldingbenny2	$26.00	$26.00	9/7/2010 5:46:27 PM
green-rapid-openness	$50.00	$50.00	9/7/2010 9:30:37 PM
benefit-boots	$25.00	$25.00	9/8/2010 12:11:24 AM
slwholesales	$25.00	$25.00	9/8/2010 6:31:03 AM
Bekim	$36.00	$36.00	9/8/2010 5:44:25 AM
ptclender	$100.00	$100.00	9/8/2010 6:47:40 AM
minnesotafinancial	$25.00	$25.00	9/8/2010 8:19:25 AM
Bob450	$25.00	$25.00	9/8/2010 8:13:58 AM
Leshan	$33.33	$33.33	9/8/2010 8:35:05 AM
the-revenue-demon	$30.00	$30.00	9/8/2010 8:40:25 AM
credit-coach118	$35.00	$35.00	9/8/2010 8:51:15 AM
wealth-multiplier	$25.00	$25.00	9/8/2010 9:22:46 AM
blitz_ac	$25.11	$25.11	9/8/2010 9:49:06 AM
brightest-dignified-penny	$25.00	$25.00	9/8/2010 10:17:54 AM
jybank	$25.00	$25.00	9/8/2010 1:33:26 PM
taetrade	$25.00	$25.00	9/8/2010 1:41:59 PM
ultimate-peace	$125.00	$125.00	9/8/2010 1:51:46 PM
marwadi-62	$25.00	$25.00	9/8/2010 1:18:57 PM
payout-bridge	$2,000.00	$2,000.00	9/8/2010 2:17:56 PM
payment-halo	$25.00	$25.00	9/8/2010 2:09:28 PM
77 bids
Borrower Payment Dependent Notes Series 474677
This series of Notes was issued and sold upon the funding of the borrower loan #44443, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%	Auction start date:	Sep-07-2010
				Auction end date:	Sep-14-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$336.52
Final lender yield:	27.94%	Final borrower rate/APR:	28.94% / 32.53%	Final monthly payment:	$314.05

Auction yield range:	13.79% - 33.35%	Estimated loss impact:	15.48%
Lender servicing fee:	1.00%	Estimated return:	12.46%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	May-1995	Debt/Income ratio:	17%
Credit score:	680-699 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	5y 5m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$0	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	speedracer1212	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	42 ( 100% )	680-699 (Latest)
Principal borrowed:	$3,600.00	< 31 days late:	0 ( 0% )	660-679 (Sep-2009) 660-679 (Jul-2009) 640-659 (Apr-2009) 560-579 (Dec-2007)
Principal balance:	$1,668.17	31+ days late:	0 ( 0% )
Total payments billed:	42
Description
HOME IMPROVEMENT THANKS TO PROSPER!
Purpose of loan:
This loan will be used to?
For updating our home. Thanks to prosper investors putting their confidence in our family to repay our loans,?both my wife and I's?credit has been re-established, thus we were able to purchase a? home in May.The credit profile above does not show home ownership and I am not sure why. We closed on our home in May. We bought a home that has not been updated in 30 years and my wife and I plan to slowly update as we can. I have already finished updating our 6 year olds bedroom which included, redoing her closet, ceiling, drywall, and laying wood laminent flooring. I have construction experience so this helps keep our costs down by not having to hire outside laborers. This loan will be used to update our dining and kitchen flooring, walls, and the countertops. We sanded and painted the cabinets rather than purchasing new to keep the cost down.

My financial situation:I have had a steady job for over 5 years with a very prosperous mining company. Our company now provides a profit sharing bonus that we will receive quarterly. We are also?able to work?overtime schedule as well.?Under the new signed contract?we will also be receiving a $1 raise this month.
I am a good candidate for this loan because?
I take repaying back our creditors very seriously, you are investing in our family, and we want you to receive a great investment return.?? I have no deliquencies on my credit report, and you can see that my credit has improved over 20 points since my last loan.
Monthly net income: $ 4000-4500

Monthly expenses: $3128.00 (INCLUDES?IF THIS LOAN WERE TO BE FUNDED)
??Housing: $ 815
??Insurance: $ 100
??Car expenses: $ 437 (I also have my son's car?under my name, as he had no employment and needed a car for?college) He is responsible for the 113.00 monthly
??Utilities:?300.00
Phone, cable, internet: $154
??Food, entertainment: $ 500
??Clothing, household expenses $200
??Credit cards and other loans:Prosper-$95?Mine (Wife has two small loans totaling $90.48) This loan $336.52 (Actually hoping?the interest rate will be bid down)
??Other expenses: $100? (Cell phone)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: what's your month net income please. - Tono
A: Hi Tono, thank you for your question as my net monthly income is above the expenses in smaller print, so harder to read. My net income is $4000-$4500 Thanks again (Sep-10-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bmw2	$37.50	$37.50	9/14/2010 2:07:08 PM
usedtoborrow	$25.00	$25.00	9/7/2010 2:35:19 PM
ekmendenhall	$45.00	$45.00	9/7/2010 2:41:11 PM
enthusiastic-balance5	$50.00	$50.00	9/7/2010 3:03:49 PM
MoneyForNothing	$34.30	$34.30	9/7/2010 8:34:25 PM
Kennfusion	$33.00	$33.00	9/8/2010 3:23:02 AM
sweety075	$25.00	$25.00	9/8/2010 5:45:25 PM
loanman2007	$150.00	$150.00	9/9/2010 11:28:23 AM
genuine-integrity0	$25.00	$25.00	9/10/2010 4:25:28 AM
SolarMoonshine	$25.00	$25.00	9/10/2010 5:43:39 PM
power-comet4	$25.00	$25.00	9/11/2010 5:54:28 PM
rmpedi33	$25.00	$25.00	9/12/2010 4:58:02 PM
Aberdeen	$500.00	$500.00	9/14/2010 6:24:30 AM
WonByOne	$50.00	$50.00	9/14/2010 8:20:16 AM
justanothersushieater	$25.00	$25.00	9/14/2010 10:13:39 AM
DMKAssetManagement	$50.00	$50.00	9/14/2010 11:22:49 AM
DasMula	$50.00	$50.00	9/14/2010 1:32:53 PM
DasMula	$250.00	$250.00	9/14/2010 1:35:26 PM
ore-dojo	$25.00	$25.00	9/14/2010 9:54:51 AM
shawnw2	$320.45	$320.45	9/14/2010 2:21:41 PM
DasMula	$50.00	$50.00	9/14/2010 1:32:40 PM
Feyenoord	$25.00	$25.00	9/14/2010 1:39:46 PM
marinbb	$25.00	$25.00	9/14/2010 2:18:56 PM
shawnw2	$70.45	$70.45	9/14/2010 2:20:27 PM
shawnw2	$70.45	$70.45	9/14/2010 2:21:20 PM
Lender0000	$250.00	$250.00	9/14/2010 2:21:23 PM
DasMula	$250.00	$250.00	9/14/2010 1:36:24 PM
shawnw2	$70.45	$70.45	9/14/2010 2:19:53 PM
shawnw2	$70.45	$70.45	9/14/2010 2:20:48 PM
shawnw2	$70.45	$70.45	9/14/2010 2:21:08 PM
shawnw2	$55.59	$55.59	9/14/2010 2:22:14 PM
genuine-integrity0	$25.00	$25.00	9/8/2010 10:01:15 AM
UCLA4life	$38.31	$38.31	9/8/2010 9:12:26 PM
niceguy777	$25.00	$25.00	9/9/2010 12:26:00 PM
drcoop	$25.00	$25.00	9/14/2010 12:01:05 AM
Aberdeen	$500.00	$500.00	9/14/2010 6:24:29 AM
Aberdeen	$400.00	$400.00	9/14/2010 6:24:28 AM
WonByOne	$50.00	$50.00	9/14/2010 8:31:54 AM
LittleMingo	$30.00	$30.00	9/14/2010 9:43:38 AM
RoccoLoan	$30.00	$30.00	9/14/2010 11:14:31 AM
DasMula	$250.00	$250.00	9/14/2010 1:36:50 PM
JJ-Loans	$50.00	$50.00	9/14/2010 10:22:10 AM
shawnw2	$41.65	$41.65	9/14/2010 2:19:35 PM
shawnw2	$320.45	$320.45	9/14/2010 2:21:55 PM
DasMula	$50.00	$50.00	9/14/2010 1:33:11 PM
DasMula	$250.00	$250.00	9/14/2010 1:35:43 PM
DasMula	$2,352.87	$2,352.87	9/14/2010 1:37:53 PM
grampy48	$50.00	$34.38	9/14/2010 2:04:25 PM
marinbb	$75.00	$75.00	9/14/2010 2:18:08 PM
shawnw2	$70.45	$70.45	9/14/2010 2:20:12 PM
Engineer44	$25.00	$25.00	9/14/2010 2:24:05 PM
DasMula	$50.00	$50.00	9/14/2010 1:33:25 PM
RecoveryLender	$28.80	$28.80	9/14/2010 2:19:37 PM
53 bids
Borrower Payment Dependent Notes Series 474751
This series of Notes was issued and sold upon the funding of the borrower loan #44440, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%	Auction start date:	Sep-09-2010
				Auction end date:	Sep-16-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$336.52
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$336.52

Auction yield range:	13.79% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Dec-1997	Debt/Income ratio:	60%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 8	Length of status:	1y 0m
Amount delinquent:	$0	Total credit lines:	53	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$11,141	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	23%
		Homeownership:	No
Screen name:	transparency-conga	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	9 ( 100% )	660-679 (Latest)
Principal borrowed:	$7,500.00	< 31 days late:	0 ( 0% )	660-679 (Nov-2009)
Principal balance:	$5,955.34	31+ days late:	0 ( 0% )
Total payments billed:	9
Description
Make Life a Little Easier
Purpose of loan:
This loan will be used to?
Combine a few straggling personal loans out there...????
My financial situation:
I am a good candidate for this loan because?
I pay all my bills on time
Monthly net income: $ 1600????

Monthly expenses: $
??Housing: $ 0????Own my home????
??Insurance: $?0 husband pays from his income????
??Car expenses: $ 0
??Utilities: $ 0????Husband pays from his income
??Phone, cable, internet: $ 0?Husband pays from his income
??Food, entertainment: $ 0 Husband pays from his income????
??Clothing, household expenses $ 0 Husband pays from his income
??Credit cards and other loans: $ 1000.00????
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

pfh	$25.00	$25.00	9/9/2010 3:17:11 PM
integrity-accord8	$50.00	$50.00	9/9/2010 3:43:02 PM
simplelender80	$100.00	$100.00	9/9/2010 3:48:38 PM
6moonbeams	$25.00	$25.00	9/9/2010 3:54:11 PM
Adam_00	$50.00	$50.00	9/10/2010 12:34:35 AM
kulender	$50.00	$50.00	9/12/2010 6:04:18 AM
money-bauble	$50.00	$50.00	9/11/2010 10:24:05 PM
Artist_Blue	$25.00	$25.00	9/13/2010 6:22:41 AM
zipemdown	$50.00	$50.00	9/13/2010 11:45:32 AM
enthralling-deal180	$70.15	$70.15	9/13/2010 3:27:14 PM
helping-out	$44.69	$44.69	9/14/2010 1:35:18 AM
burrito6	$25.00	$25.00	9/14/2010 1:35:38 AM
musegaze	$100.00	$100.00	9/14/2010 9:29:05 AM
on_your_side	$25.00	$25.00	9/14/2010 3:23:39 PM
qtmspin	$50.00	$50.00	9/14/2010 3:29:20 PM
marketplace-cello5	$25.00	$25.00	9/14/2010 3:29:30 PM
jamiee73	$25.00	$25.00	9/14/2010 3:24:25 PM
genuine-responsibility8	$50.00	$50.00	9/14/2010 3:32:12 PM
AlexTrep	$25.00	$25.00	9/14/2010 3:24:58 PM
saysana	$25.00	$25.00	9/14/2010 3:33:05 PM
rescue	$50.00	$50.00	9/14/2010 3:25:23 PM
missing-link	$25.00	$25.00	9/14/2010 3:33:35 PM
moola-wildebeest3	$50.00	$50.00	9/14/2010 3:35:48 PM
honorable-yield	$25.00	$25.00	9/14/2010 3:33:55 PM
generous-deal6	$50.00	$50.00	9/14/2010 3:31:02 PM
kginatl	$50.00	$50.00	9/14/2010 3:34:27 PM
ferocious-finance	$25.00	$25.00	9/15/2010 6:33:36 AM
moola-monger9	$50.00	$50.00	9/15/2010 10:48:32 AM
Go_Ducks	$25.00	$25.00	9/15/2010 10:52:21 AM
miked8303	$25.00	$25.00	9/15/2010 12:22:11 PM
familyman2008	$25.00	$25.00	9/15/2010 2:58:19 PM
Rogesparkguy	$25.00	$25.00	9/15/2010 2:58:58 PM
smart-leverage7	$25.00	$25.00	9/15/2010 2:58:17 PM
FASTIZIO_P	$27.00	$27.00	9/15/2010 3:22:20 PM
barefootpaul	$25.00	$25.00	9/15/2010 2:59:26 PM
extraordinary-transaction	$50.00	$50.00	9/15/2010 3:24:46 PM
rvfbroker	$25.00	$25.00	9/15/2010 3:24:53 PM
b-rent	$25.00	$25.00	9/15/2010 3:25:01 PM
supreme-hope	$25.00	$25.00	9/15/2010 3:26:32 PM
lcole32	$25.00	$25.00	9/15/2010 3:21:10 PM
shur	$25.00	$25.00	9/15/2010 3:30:01 PM
loyalist1	$25.00	$25.00	9/15/2010 3:29:49 PM
kain11286	$50.00	$50.00	9/15/2010 3:29:54 PM
kjsfld	$25.00	$25.00	9/15/2010 3:23:25 PM
DER	$50.00	$50.00	9/15/2010 3:30:31 PM
famous-bill	$50.00	$50.00	9/15/2010 3:24:06 PM
asiaratt	$50.00	$50.00	9/15/2010 3:24:49 PM
orange-dollar-guild	$25.00	$25.00	9/15/2010 3:25:02 PM
j-lender	$50.00	$50.00	9/15/2010 3:29:58 PM
jstnow	$25.00	$25.00	9/15/2010 3:40:57 PM
Zingaro	$25.00	$25.00	9/15/2010 3:40:43 PM
financial-frenzy	$50.00	$50.00	9/15/2010 3:34:05 PM
rogue_monster	$25.00	$25.00	9/15/2010 3:44:49 PM
BBL	$40.27	$40.27	9/15/2010 3:38:08 PM
Katieo	$25.00	$25.00	9/15/2010 3:38:24 PM
hope-base	$25.00	$25.00	9/15/2010 3:46:14 PM
economy-producer	$25.00	$25.00	9/15/2010 3:48:03 PM
fairhelper	$25.00	$25.00	9/15/2010 3:49:02 PM
Patter256	$25.00	$25.00	9/15/2010 3:50:24 PM
a-successful-credit	$50.00	$50.00	9/15/2010 3:50:56 PM
delivery	$25.00	$25.00	9/15/2010 3:50:33 PM
shiny-dollar9	$25.00	$25.00	9/15/2010 3:50:45 PM
calkidd05	$25.00	$25.00	9/15/2010 3:45:51 PM
piter-to-la-investment	$25.00	$25.00	9/15/2010 4:05:46 PM
FeedTheMachine	$100.00	$100.00	9/15/2010 3:49:35 PM
joebob78	$50.00	$50.00	9/15/2010 3:49:48 PM
Mariner3605	$25.00	$25.00	9/15/2010 3:49:51 PM
productive-ore	$50.00	$50.00	9/15/2010 3:56:35 PM
paradisenow	$25.00	$25.00	9/15/2010 4:05:32 PM
prophetofomaha	$50.00	$50.00	9/15/2010 4:06:16 PM
consomedia	$50.00	$50.00	9/15/2010 4:06:21 PM
PatRichi	$25.00	$25.00	9/15/2010 4:06:25 PM
well-mannered-income3	$40.00	$40.00	9/15/2010 7:45:35 PM
radiant-loan5	$200.00	$200.00	9/15/2010 5:52:43 PM
courteous-kindness1	$25.00	$25.00	9/15/2010 7:49:03 PM
nodrivelpls	$25.00	$25.00	9/16/2010 12:45:42 AM
Phantom99	$25.00	$25.00	9/16/2010 12:57:27 AM
capital-galaxy	$75.00	$23.84	9/16/2010 5:55:36 AM
Leshan	$37.72	$37.72	9/16/2010 7:25:43 AM
credit-elation1	$25.00	$25.00	9/16/2010 10:40:54 AM
drcoop	$25.00	$25.00	9/16/2010 9:38:07 AM
lucrative-loan	$60.74	$60.74	9/16/2010 1:07:32 PM
icon7	$50.00	$50.00	9/16/2010 2:53:32 PM
payout-bridge	$1,000.00	$1,000.00	9/16/2010 3:08:51 PM
bold-enriching-capital	$28.07	$28.07	9/16/2010 2:08:17 PM
contract-happiness1	$25.00	$25.00	9/9/2010 3:42:41 PM
EBITDA	$25.00	$25.00	9/9/2010 3:49:43 PM
handshake5	$25.00	$25.00	9/9/2010 3:50:13 PM
patriot897	$25.00	$25.00	9/9/2010 3:58:06 PM
enthusiastic-balance5	$50.00	$50.00	9/9/2010 4:03:33 PM
danthemon35	$25.00	$25.00	9/9/2010 11:14:41 PM
AF-Chief	$25.00	$25.00	9/10/2010 6:28:59 AM
soulful-truth	$25.00	$25.00	9/10/2010 8:12:37 AM
bid-czar8	$50.00	$50.00	9/10/2010 3:16:05 PM
neighborly-bid	$25.00	$25.00	9/11/2010 5:44:07 PM
finance-magma7	$100.00	$100.00	9/13/2010 12:39:35 AM
reward-adventure	$30.00	$30.00	9/14/2010 1:42:46 PM
IIP77	$25.00	$25.00	9/14/2010 3:12:26 PM
logical-loyalty0	$25.00	$25.00	9/14/2010 3:11:11 PM
thedreamer	$25.00	$25.00	9/14/2010 3:24:43 PM
kind-bill-supporter	$25.00	$25.00	9/14/2010 3:25:48 PM
worthy-bid8	$25.00	$25.00	9/14/2010 3:29:34 PM
zorg77	$25.00	$25.00	9/14/2010 3:31:34 PM
oreyedoc	$50.00	$50.00	9/14/2010 3:33:48 PM
orange-preeminant-bill	$50.00	$50.00	9/14/2010 3:32:01 PM
lender987654321	$25.00	$25.00	9/14/2010 3:34:06 PM
kindness-hickory5	$47.32	$47.32	9/14/2010 3:28:48 PM
diplomatic-wealth7	$25.00	$25.00	9/14/2010 3:30:23 PM
moneygeek	$25.00	$25.00	9/14/2010 3:30:29 PM
capital-galaxy	$150.00	$150.00	9/14/2010 7:11:19 PM
copper	$35.02	$35.02	9/14/2010 11:06:45 PM
treasure-bliss	$25.72	$25.72	9/14/2010 11:43:53 PM
ore-healer6	$25.00	$25.00	9/15/2010 9:37:26 AM
balanced-bill7	$40.00	$40.00	9/15/2010 12:22:09 PM
mtquan	$25.00	$25.00	9/15/2010 11:27:44 AM
jubilant-auction5	$25.00	$25.00	9/15/2010 12:13:45 PM
p2p-harmony	$25.00	$25.00	9/15/2010 12:28:46 PM
tjone69	$25.00	$25.00	9/15/2010 2:58:22 PM
WilliamLeeSims	$25.00	$25.00	9/15/2010 3:19:37 PM
extraordinary-interest1	$50.00	$50.00	9/15/2010 2:58:00 PM
green-capital-hornet	$25.00	$25.00	9/15/2010 2:58:21 PM
Brainworm	$25.00	$25.00	9/15/2010 2:58:31 PM
brightest-income-hunter	$25.00	$25.00	9/15/2010 3:22:07 PM
new-social-economist	$50.00	$50.00	9/15/2010 3:24:39 PM
jo2y	$25.00	$25.00	9/15/2010 3:25:04 PM
junctionking	$25.00	$25.00	9/15/2010 3:24:44 PM
shrewd-peace7	$38.48	$38.48	9/15/2010 3:26:30 PM
theshef	$25.00	$25.00	9/15/2010 3:30:22 PM
sweetlan	$25.00	$25.00	9/15/2010 3:23:23 PM
greenwell	$50.00	$50.00	9/15/2010 3:24:29 PM
hizzy	$50.00	$50.00	9/15/2010 3:31:43 PM
tech310	$25.00	$25.00	9/15/2010 3:25:35 PM
wise-silver-wonder	$25.00	$25.00	9/15/2010 3:34:31 PM
radforj22	$25.00	$25.00	9/15/2010 3:30:04 PM
Dubbs360	$25.00	$25.00	9/15/2010 3:30:35 PM
AMCal	$50.00	$50.00	9/15/2010 3:42:29 PM
red-favorable-basis	$25.00	$25.00	9/15/2010 3:43:14 PM
charity_fundraiser	$50.00	$50.00	9/15/2010 3:41:21 PM
social-conductor4	$25.00	$25.00	9/15/2010 3:41:26 PM
efficient-marketplace	$50.00	$50.00	9/15/2010 3:41:49 PM
teller	$25.00	$25.00	9/15/2010 3:41:52 PM
assetmanager	$25.00	$25.00	9/15/2010 3:44:53 PM
life-is-great	$50.00	$50.00	9/15/2010 3:44:02 PM
visionary-currency	$50.00	$50.00	9/15/2010 3:37:57 PM
rose124iar	$25.00	$25.00	9/15/2010 3:45:36 PM
booyah	$25.00	$25.00	9/15/2010 3:41:16 PM
108lender	$100.00	$100.00	9/15/2010 3:48:30 PM
eries	$50.00	$50.00	9/15/2010 3:41:37 PM
turbolozano	$25.00	$25.00	9/15/2010 3:48:11 PM
fabulous-community4	$25.00	$25.00	9/15/2010 3:49:26 PM
engaging-contract	$25.00	$25.00	9/15/2010 3:50:28 PM
LAM26	$25.00	$25.00	9/15/2010 3:50:35 PM
ProMidLending	$50.00	$50.00	9/15/2010 3:51:45 PM
brondero	$25.00	$25.00	9/15/2010 3:54:27 PM
Cybercusp	$25.00	$25.00	9/15/2010 3:45:57 PM
wowlender	$25.00	$25.00	9/15/2010 3:46:30 PM
flwah	$25.00	$25.00	9/15/2010 4:06:29 PM
wampum-chorus3	$25.00	$25.00	9/15/2010 4:43:02 PM
asmithj	$50.00	$50.00	9/15/2010 3:50:30 PM
bodascafe	$25.00	$25.00	9/15/2010 3:50:42 PM
zone6	$100.00	$100.00	9/15/2010 5:47:03 PM
brondero	$50.00	$50.00	9/15/2010 3:53:55 PM
YurshotCapital	$50.00	$50.00	9/16/2010 3:22:12 AM
FEWDollars	$25.00	$25.00	9/15/2010 11:57:33 PM
unger	$50.00	$50.00	9/16/2010 4:39:27 AM
senorzookeeper	$25.00	$25.00	9/16/2010 1:11:27 AM
power-secret-agent	$25.00	$25.00	9/16/2010 3:47:18 AM
Sagenius	$25.00	$25.00	9/16/2010 9:38:41 AM
168RichCapital	$25.00	$25.00	9/16/2010 9:58:36 AM
head	$25.00	$25.00	9/16/2010 11:12:51 AM
finance-solo	$30.98	$30.98	9/16/2010 11:53:49 AM
BrighterSuns	$25.00	$25.00	9/16/2010 11:27:01 AM
mikeandcat	$50.00	$50.00	9/16/2010 1:07:41 PM
Bob450	$30.00	$30.00	9/16/2010 12:46:27 PM
jtc26	$50.00	$50.00	9/16/2010 2:11:21 PM
revenue-appraiser	$25.00	$25.00	9/16/2010 2:06:37 PM
176 bids
Borrower Payment Dependent Notes Series 474957
This series of Notes was issued and sold upon the funding of the borrower loan #44455, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Sep-09-2010
				Auction end date:	Sep-16-2010

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$123.28
Final lender yield:	26.50%	Final borrower rate/APR:	27.50% / 31.05%	Final monthly payment:	$123.28

Auction yield range:	10.79% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Aug-1999	Debt/Income ratio:	35%
Credit score:	720-739 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	15 / 13	Length of status:	2y 7m
Amount delinquent:	$0	Total credit lines:	37	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,620	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	47%
		Homeownership:	No
Screen name:	best-lucrative-truth	Borrower's state:	RhodeIsland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay medical bills
Purpose of loan:
This loan will be used to pay off a medical bill.
My financial situation:
I am a good candidate for this loan because i work for a technology company that has military contracts and are currently giving around 5 hours of overtime per week. My track record proves all my loans get paid on time. My son lives with me and he pays most of the bills.( Rent, utilities, cable, food, insurance)
We currently rent an apartment.
Monthly net income: $ 1800

Monthly expenses:
??Housing: $ 300
??Insurance: $ ( son pays )
??Car expenses: $ 150
??Utilities: $ (son pays)
??Phone, cable, internet: $ (son pays)
??Food, entertainment: $ (son pays)
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 200
??Other expenses: $ 50
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: what was the bill for? - beakerfish
A: It was to fix an infected root canal that was doing bone damage in the jaw. (Sep-10-2010)
Q: Hi, What is your job? Did Prosper verify your employment? Thanks, - p2ploan-sensation211
A: I am a machine operator at a manufacturing plant for a technology company. I am a valuable piece to the company because i can do many different jobs and handle different types of complex machines. That is one of the reasons why i get overtime. Prosper has not verified my employment but whenever they are ready i can supply a copy of my recent paycheck. (Sep-15-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

EBITDA	$25.00	$25.00	9/9/2010 3:49:29 PM
simplelender80	$100.00	$100.00	9/9/2010 3:49:48 PM
tech310	$50.00	$50.00	9/9/2010 3:53:25 PM
6moonbeams	$25.00	$25.00	9/9/2010 3:54:18 PM
patriot897	$25.00	$25.00	9/9/2010 3:57:56 PM
exchange-dreams	$25.00	$25.00	9/9/2010 7:36:43 PM
organic-order	$25.00	$25.00	9/10/2010 5:22:43 AM
AF-Chief	$25.00	$25.00	9/10/2010 6:28:47 AM
bid-czar8	$100.00	$100.00	9/12/2010 6:22:16 AM
mercuriant	$25.00	$25.00	9/12/2010 2:06:30 PM
Artist_Blue	$25.00	$25.00	9/13/2010 6:22:55 AM
transaction-circuit	$50.00	$50.00	9/13/2010 9:22:44 AM
well-mannered-income3	$40.00	$40.00	9/13/2010 10:11:16 AM
neighborly-bid	$25.00	$25.00	9/13/2010 2:47:31 PM
finance-magma7	$100.00	$100.00	9/13/2010 8:28:06 PM
musegaze	$100.00	$89.34	9/14/2010 9:29:19 AM
bold-principal-thinker	$25.00	$25.00	9/14/2010 3:16:13 PM
Whipster	$50.00	$50.00	9/14/2010 3:44:39 PM
goodcents	$25.00	$25.00	9/14/2010 7:12:31 PM
cashhelp	$25.00	$25.00	9/14/2010 8:07:22 PM
trevize	$25.00	$25.00	9/14/2010 8:07:32 PM
enchanted-silver2	$50.00	$50.00	9/15/2010 3:39:16 AM
enlighter	$35.00	$35.00	9/15/2010 2:37:25 PM
brondero	$100.00	$100.00	9/15/2010 3:27:46 PM
leverage-monger	$25.00	$25.00	9/15/2010 3:35:19 PM
EngineersAlliance	$75.00	$75.00	9/15/2010 4:03:53 PM
Astyanax	$25.00	$25.00	9/15/2010 4:38:50 PM
Leshan	$66.66	$66.66	9/15/2010 7:10:29 PM
MattProsper	$30.00	$30.00	9/15/2010 7:35:37 PM
wild-orange	$25.00	$25.00	9/16/2010 1:07:50 AM
balanced-balance6	$38.00	$38.00	9/16/2010 3:29:33 AM
bullwink27	$25.00	$25.00	9/16/2010 3:41:33 AM
wonder3	$25.00	$25.00	9/16/2010 6:09:01 AM
handshake5	$25.00	$25.00	9/9/2010 3:50:24 PM
danthemon35	$25.00	$25.00	9/9/2010 3:51:52 PM
soulful-truth	$25.00	$25.00	9/9/2010 9:13:51 PM
Adam_00	$50.00	$50.00	9/10/2010 12:34:26 AM
nitrostamped	$50.00	$50.00	9/10/2010 7:07:28 AM
beakerfish	$50.00	$50.00	9/10/2010 9:59:39 AM
pfh	$25.00	$25.00	9/10/2010 3:16:18 PM
frogperson	$100.00	$100.00	9/10/2010 3:17:26 PM
money-bauble	$50.00	$50.00	9/11/2010 10:23:58 PM
kulender	$50.00	$50.00	9/12/2010 6:04:28 AM
loan-tycoon0	$25.00	$25.00	9/12/2010 6:13:28 AM
order-bee1	$300.00	$300.00	9/12/2010 1:58:19 PM
first-serene-credit	$50.00	$50.00	9/14/2010 8:51:22 AM
niceguy777	$25.00	$25.00	9/14/2010 3:31:00 PM
vivacious-p2p3	$25.00	$25.00	9/14/2010 4:00:22 PM
well-mannered-income3	$50.00	$50.00	9/14/2010 8:03:47 PM
lendstats_com	$200.00	$200.00	9/14/2010 7:35:35 PM
wealth-pipeline	$25.00	$25.00	9/15/2010 7:33:12 AM
boo_hoo	$50.00	$50.00	9/15/2010 4:54:20 PM
power-secret-agent	$25.00	$25.00	9/15/2010 5:51:02 PM
beakerfish	$300.00	$300.00	9/15/2010 5:52:09 PM
billybragg	$25.00	$25.00	9/15/2010 10:22:10 PM
Bob450	$26.00	$26.00	9/15/2010 9:02:16 PM
56 bids
Borrower Payment Dependent Notes Series 475065
This series of Notes was issued and sold upon the funding of the borrower loan #44429, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,800.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%	Auction start date:	Sep-10-2010
				Auction end date:	Sep-17-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$81.42
Final lender yield:	32.23%	Final borrower rate/APR:	33.23% / 36.91%	Final monthly payment:	$79.63

Auction yield range:	16.79% - 34.00%	Estimated loss impact:	38.50%
Lender servicing fee:	1.00%	Estimated return:	-6.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Aug-1990	Debt/Income ratio:	64%
Credit score:	740-759 (Sep-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 9	Length of status:	4y 1m
Amount delinquent:	$0	Total credit lines:	32	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$22,119	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	7	Bankcard utilization:	52%
		Homeownership:	Yes
Screen name:	triumphant-openness	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	8 ( 100% )	740-759 (Latest)
Principal borrowed:	$2,000.00	< 31 days late:	0 ( 0% )	720-739 (Nov-2009) 680-699 (Oct-2009)
Principal balance:	$1,698.30	31+ days late:	0 ( 0% )
Total payments billed:	8
Description
750+ credit score
Purpose of loan:
This loan will be used to? I want to consolidate some debt.

My financial situation:
I am a good candidate for this loan because? I will always pay because the payment will be withdrawn from my checking account.? I have had a steady job since 1989.

Monthly net income: $? 8260 including my husbands

Monthly expenses: $
??Housing: $ 1300
??Insurance: $ 230
??Car expenses: $?650
? Utilities: $?400
??Phone, cable, internet: $ 160
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 1500??
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: In your 3 listing this month, the loan section from the expense kept decreasing by $1000 each. Why is that? How much debt do you have and what are you going to be consolidating? Include APR & month payments. Thank you - niggard
A: I used two of those payday loans this summer to pay for the air conditioner that broke. I have been in a vicious cycle the last two months of barely making it until next payday without having to get another pay day loan. I have just refinanced my house which cost me another 1900 upfront but I will be getting around 3000 back within a month. Interest is around 78% on those payday loans and I have three. I lowered the loan amount because I did not get any responses for larger amounts. (Sep-12-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

CommunityArts_Non-profit	$35.00	$35.00	9/11/2010 8:00:01 AM
genuine-integrity0	$25.00	$25.00	9/14/2010 4:24:12 AM
nfx	$50.00	$50.00	9/15/2010 9:40:08 AM
enthusiastic-balance5	$100.00	$100.00	9/15/2010 3:00:07 PM
Kash2010lu	$35.00	$35.00	9/16/2010 8:20:59 AM
lucrative-loan	$25.00	$25.00	9/16/2010 1:13:37 PM
fabulous-community4	$25.00	$25.00	9/16/2010 1:43:49 PM
rakey	$25.00	$25.00	9/16/2010 3:46:49 PM
penny-plato	$100.00	$100.00	9/16/2010 4:15:24 PM
thomas16882004	$25.00	$25.00	9/16/2010 4:34:46 PM
pmj453	$25.00	$25.00	9/16/2010 5:48:38 PM
loans_to_loan	$25.00	$25.00	9/16/2010 6:51:09 PM
deepblue34	$25.00	$25.00	9/16/2010 8:07:23 PM
awesome-silver	$100.00	$100.00	9/17/2010 2:28:23 AM
brondero	$50.00	$50.00	9/16/2010 11:42:12 PM
enchanted-silver2	$50.00	$50.00	9/17/2010 3:32:43 AM
aztocas	$25.00	$25.00	9/17/2010 7:15:08 AM
Bidwinner08	$30.00	$30.00	9/17/2010 8:03:31 AM
KrauseVentures	$25.00	$25.00	9/17/2010 9:13:34 AM
DMKAssetManagement	$25.00	$25.00	9/17/2010 10:28:04 AM
progressive-treasure1	$25.00	$25.00	9/16/2010 3:58:37 PM
Astyanax	$40.00	$40.00	9/16/2010 5:59:46 PM
TheLoanManCan	$25.00	$25.00	9/17/2010 12:13:39 AM
CaliforniaSun	$25.00	$25.00	9/16/2010 11:34:41 PM
mrxtravis	$50.00	$50.00	9/17/2010 2:02:36 AM
WonByOne	$25.00	$25.00	9/17/2010 1:43:22 AM
platinum-enlightenment	$25.00	$25.00	9/17/2010 5:30:43 AM
realtormoises	$25.00	$25.00	9/17/2010 5:16:15 AM
zone6	$61.43	$53.17	9/17/2010 6:35:13 AM
Starfin-Capital-Management	$25.53	$25.53	9/17/2010 5:15:58 AM
niq4soccer	$25.00	$25.00	9/17/2010 7:20:52 AM
bonus-quark4	$25.00	$25.00	9/17/2010 7:38:49 AM
Leshan	$33.33	$33.33	9/17/2010 6:27:22 AM
Isotope	$25.00	$25.00	9/17/2010 6:31:24 AM
gold-cluster	$100.00	$100.00	9/17/2010 9:15:42 AM
gadget7	$27.29	$27.29	9/17/2010 9:52:39 AM
dago01	$32.68	$32.68	9/17/2010 9:58:02 AM
mstar925	$25.00	$25.00	9/17/2010 10:52:53 AM
gain-implementer	$313.00	$313.00	9/17/2010 10:54:38 AM
aquistoyraul	$25.00	$25.00	9/17/2010 10:55:38 AM
iidowntoearthii	$25.00	$25.00	9/17/2010 10:56:57 AM
41 bids
Borrower Payment Dependent Notes Series 475565
This series of Notes was issued and sold upon the funding of the borrower loan #44423, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,900.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%	Auction start date:	Sep-15-2010
				Auction end date:	Sep-17-2010

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$85.25
Final lender yield:	33.35%	Final borrower rate/APR:	34.35% / 38.06%	Final monthly payment:	$85.25

Auction yield range:	13.79% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jan-2007	Debt/Income ratio:	16%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 3	Length of status:	1y 10m
Amount delinquent:	$0	Total credit lines:	9	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,160	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	85%
		Homeownership:	No
Screen name:	howie20656	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	23 ( 88% )	660-679 (Latest)
Principal borrowed:	$2,000.00	< 31 days late:	3 ( 12% )	700-719 (Aug-2010) 600-619 (Jun-2008)
Principal balance:	$745.83	31+ days late:	0 ( 0% )
Total payments billed:	26
Description
Making a down payment on a new car.
Purpose of loan:
This loan will be used to make a down payment on a new car

My financial situation:
I am a good candidate for this loan because I am very financially depended person, and I have good job on a Naval Base where I do IT work.

Monthly net income: $ 3, 078

Monthly expenses: $
??Housing: $ 350
??Insurance: $ 200
??Car expenses: $?
??Utilities: $ 100
??Phone, cable, internet: $ 46
??Food, entertainment: $? 100
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 50
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: wat do you do on the naval base. WIll you set up automatic payments because your last loan shows late payments. - restless-dime
A: I currently do IT work for the Naval Health Clinic . Yes, I will have automatic payments. I am not sure about the late payment though, because I already have automatic payments setup. (Sep-16-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

6moonbeams	$25.00	$25.00	9/15/2010 2:37:19 PM
lucrative-loan	$75.00	$75.00	9/15/2010 2:48:04 PM
contract-happiness1	$25.00	$25.00	9/15/2010 2:34:30 PM
fabulous-community4	$25.00	$25.00	9/15/2010 2:48:06 PM
ekmendenhall	$45.00	$45.00	9/15/2010 2:35:37 PM
handshake5	$25.00	$25.00	9/15/2010 2:37:01 PM
bid-czar8	$100.00	$100.00	9/15/2010 2:38:58 PM
simplelender80	$100.00	$100.00	9/15/2010 2:40:14 PM
musegaze	$100.00	$100.00	9/15/2010 2:40:28 PM
ore-healer6	$25.00	$25.00	9/15/2010 2:41:38 PM
transaction-circuit	$100.00	$100.00	9/15/2010 5:56:31 PM
rock-turner	$25.00	$25.00	9/15/2010 6:39:28 PM
SolarMoonshine	$25.00	$25.00	9/15/2010 6:40:39 PM
restless-dime	$26.00	$26.00	9/15/2010 11:05:13 PM
EBITDA	$25.00	$25.00	9/16/2010 10:47:27 AM
compassionate-gain9	$100.00	$100.00	9/16/2010 10:43:54 AM
money-bauble	$50.00	$50.00	9/16/2010 11:48:27 AM
Comoparklender	$25.00	$25.00	9/16/2010 10:47:45 AM
cashhelp	$25.00	$25.00	9/16/2010 5:12:23 PM
fund-secret-agent	$25.00	$25.00	9/16/2010 5:54:00 PM
progressive-treasure1	$25.00	$25.00	9/16/2010 7:05:28 PM
genuine-integrity0	$25.00	$25.00	9/16/2010 7:55:21 PM
progressive-treasure1	$25.00	$0.33	9/16/2010 7:48:20 PM
twjh	$25.00	$25.00	9/16/2010 11:36:18 PM
chameleon125	$50.00	$50.00	9/16/2010 11:43:35 PM
CommunityArts_Non-profit	$25.00	$25.00	9/17/2010 2:36:37 AM
enthusiastic-balance5	$100.00	$100.00	9/15/2010 2:41:22 PM
transaction-circuit	$50.00	$50.00	9/15/2010 2:35:48 PM
UCLA4life	$50.00	$50.00	9/15/2010 2:38:46 PM
kulender	$50.00	$50.00	9/15/2010 2:39:41 PM
mikeandcat	$100.00	$100.00	9/15/2010 4:34:31 PM
blitzen40	$25.00	$25.00	9/15/2010 7:23:05 PM
urcabinetguy	$50.00	$50.00	9/16/2010 5:30:26 AM
Kash2010lu	$50.00	$50.00	9/16/2010 10:44:35 AM
boo_hoo	$50.00	$50.00	9/16/2010 3:21:59 PM
FarmersBank	$25.00	$25.00	9/16/2010 4:34:52 PM
rate-farm3	$100.00	$100.00	9/16/2010 5:08:41 PM
gold-channel2	$50.00	$50.00	9/16/2010 7:38:11 PM
Evolver	$50.00	$50.00	9/16/2010 7:48:25 PM
pietro_torna_indietro	$28.67	$28.67	9/16/2010 9:41:17 PM
40 bids
Borrower Payment Dependent Notes Series 475661
This series of Notes was issued and sold upon the funding of the borrower loan #44461, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%	Auction start date:	Sep-15-2010
				Auction end date:	Sep-15-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$67.85
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 39.15%	Final monthly payment:	$67.85

Auction yield range:	10.79% - 34.00%	Estimated loss impact:	11.67%
Lender servicing fee:	1.00%	Estimated return:	22.33%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Dec-2000	Debt/Income ratio:	10%
Credit score:	660-679 (Sep-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	1y 1m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$1,089	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	7	Bankcard utilization:	51%
		Homeownership:	No
Screen name:	ryanadzima	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
X-Country Relocation - Second Try
This is my second attempt at getting some money to assist in this relocation.
Thanks to everyone who bid previously, unfortunately it didn't clear the 100% mark.

Purpose of loan:
This loan will be used to ship my wife's car across the country while I am driving the rest of our belongings out there in a U-Haul.
I have received a job offer that will push me up into IT management at a prestigious private art institute and increase my annual salary by approximately $15,000 per year.

My financial situation:
I am a good candidate for this loan because I have been authorized for up to $8,000 in relocation expenses to be reimbursed to me upon providing receipts. The relocation will cost much more than that, and I plan on investing a good deal of my own money, but can not afford the entire relocation on my own up front.
I plan on repaying this loan quickly as I will be reimbursed for all expenses up to $8000. I will be using it for the cost of flights, transporting my belongings, and upfront costs for new living arrangements.

Approximate bi-weekly income at new position to start: $3540 increasing to $3700 July 1, 2011

Monthly expenses:
??Housing: $800
??Insurance: $200
??Car expenses: $250
??Utilities: $300
??Phone, cable, internet: $120
??Food, entertainment: $450
??Clothing, household expenses $100
??Credit cards and other loans: $800
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

cash-spark3	$50.00	$14.76	9/15/2010 2:32:22 PM
CyberCapital	$25.00	$25.00	9/15/2010 2:32:59 PM
simplelender80	$250.00	$250.00	9/15/2010 2:42:05 PM
bid-czar8	$100.00	$100.00	9/15/2010 2:39:02 PM
handshake5	$25.00	$25.00	9/15/2010 2:37:06 PM
6moonbeams	$25.00	$25.00	9/15/2010 2:37:24 PM
laufer32304	$62.32	$62.32	9/15/2010 3:49:21 PM
kulender	$50.00	$50.00	9/15/2010 3:49:03 PM
transaction-circuit	$100.00	$100.00	9/15/2010 5:57:02 PM
interstellar	$47.92	$47.92	9/15/2010 7:28:33 PM
cash-spark3	$25.00	$25.00	9/15/2010 8:05:51 PM
EngineersAlliance	$150.00	$150.00	9/15/2010 8:08:04 PM
cash-spark3	$25.00	$25.00	9/15/2010 8:05:26 PM
wwwUniversal	$25.00	$25.00	9/15/2010 8:07:45 PM
cashhelp	$25.00	$25.00	9/15/2010 7:28:05 PM
cash-spark3	$25.00	$25.00	9/15/2010 8:05:40 PM
Evolver	$50.00	$50.00	9/15/2010 8:07:32 PM
nickel-demon2	$100.00	$100.00	9/15/2010 2:33:31 PM
transaction-circuit	$50.00	$50.00	9/15/2010 2:35:49 PM
musegaze	$100.00	$100.00	9/15/2010 2:40:32 PM
seineil	$25.00	$25.00	9/15/2010 2:41:17 PM
niceguy777	$25.00	$25.00	9/15/2010 3:37:07 PM
tech310	$50.00	$50.00	9/15/2010 3:49:07 PM
SolarMoonshine	$25.00	$25.00	9/15/2010 6:30:02 PM
cash-spark3	$25.00	$25.00	9/15/2010 8:05:12 PM
cash-spark3	$25.00	$25.00	9/15/2010 8:06:28 PM
cash-spark3	$25.00	$25.00	9/15/2010 8:06:04 PM
cash-spark3	$25.00	$25.00	9/15/2010 8:06:15 PM
28 bids